Exhibit 99.1

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Notice of Convocation The 57th Ordinary General Meeting of Shareholders

Matters to be resolved

Date and Time	Friday, June 17, 2022, 10:00 a.m.	Item 1:	Appropriation of Surplus
		Item 2:	Approval of Share Transfer Plan
Location	9-16 Rokutanji-cho, Nishinomiya City, Hyogo, Japan	Item 3:	Partial Amendment to the Articles of Incorporation
	Registered Office	Item 4:	Election of eight Directors (excluding those who are Audit & Supervisory Committee Member)

	Large conference room	From the viewpoint of preventing the spread of COVID-19, placing the highest priority on the safety of our shareholders,. we would like to kindly ask you to refrain from attending the general meeting of shareholders in person, and instead to exercise your voting rights in writing (to be sent by mail) in advance.

* We have discontinued handing out gifts to shareholders who attend the meeting since the 55th Ordinary General Meeting of Shareholders held in 2020.

Code No. 9728

Code Number: 9728

May 31, 2022

To Our Shareholders

Registered office: 9-16 Rokutanji-cho, Nishinomiya City, Hyogo

Headquarters: 2-1-10 Nihombashi, Chuo-ku, Tokyo

NIPPON KANZAI Co., Ltd.

Shintaro Fukuda, President and Representative Director

NOTICE OF THE 57TH ORDINARY GENERAL MEETING OF SHAREHOLDERS

We would like to express our heartfelt appreciation for your continued support and patronage of Nippon Kanzai Co., Ltd. (the “Company”).

We wish to inform you that the 57th Ordinary General Meeting of Shareholders of the Company will be held as described below.

From the viewpoint of preventing the spread of COVID-19, placing the highest priority on the safety of our shareholders,. we would like to kindly ask you to refrain from attending the general meeting of shareholders in person, and instead to exercise your voting rights in writing (to be sent by mail) in advance. Please review the Reference Documents for the General Meeting of Shareholders on the following pages, excise your voting rights by indicating your vote for or against the items on the agenda on the enclosed voting form and return it by mail so that it will arrive at the Company by 6:00 p.m. (the close of business hours) on Thursday, June 16, 2022.

1.	Date and Time	10:00 A.M., Friday, June 17, 2022 (Doors open at 9:00 A.M.)

2.	Location	Company’s Registered Office, Large conference room 9-16 Rokutanji-cho, Nishinomiya City, Hyogo Prefecture (See “Map to Venue of General Meeting of Shareholders” on the last page of this Notice)

3.	Purposes	Matters to be reported	1.

Reports on Business Report and Consolidated Financial Statements for the 57th Business Year (from April 1, 2021 to March 31, 2021), and the Audit Reports of the Accounting Auditor and the Audit & Supervisory Committee for Consolidated Financial Statements for the same business year.

			2.	Reports on Non-consolidated Financial Statements for the 57th Business Year (from April 1, 2021 to March 31, 2022)

Matters to be resolved

Item 1: Appropriation of Surplus

Item 2: Approval of Share Transfer Plan

Item 3: Partial Amendment to the Articles of Incorporation

Item 4: Election of eight Directors (excluding those who are Audit & Supervisory Committee Member)

Measures to Prevent the Spread of COVID-19

at the 57th Annual Shareholders Meeting

At the 57th Ordinary General Meeting of Shareholders, we will inform you as follows about our response to prevent the spread of COVID-19. We appreciate the understanding and cooperation of our shareholders.

1.	Our Response

◆	The management staff of the general meeting of shareholders will respond by wearing a mask.

◆	In order to prevent the spread of infection and to ensure fairness, we have abolished our souvenirs to shareholders from the 55th Annual Shareholders Meeting of held in 2020. Thank you for your understanding.

2.	Request to Shareholders

◆	We kindly ask the shareholders who will attend this general meeting of shareholders to fully check their physical condition on the day and not to force themselves.

◆	The elderly shareholders, shareholders with underlying diseases or pregnant shareholders who are likely to be significantly affected by the infection are requested to make particularly careful judgments.

3.	Requests to Shareholders who Visit

◆	In order to ensure sufficient social distance, the number of seats in the venue has been significantly reduced as in the previous year. Please note that if the seat is full, you will not be allowed to enter the facility even if you visit the facility.

◆	Shareholders who visit the meeting site on the day of the meeting are requested to submit the enclosed form for exercise of voting rights to the reception desk.

◆	We ask for your cooperation in wearing masks and using alcohol disinfectant at the general meeting site.

◆	Equipment to check body temperature will be installed at the reception desk, and shareholders with a high body temperature may not be allowed to enter the venue. Also, please be aware in advance that the management staff may speak to those who seem to be in poor physical condition.

◆	In order to shorten the time required for the meeting, we will omit the detailed explanations of the matters to be reported and the proposals.

In the event of a major change in the operation of the General Meeting of Shareholders, such as the postponement of the General Meeting of Shareholders, depending on the situation of the spread of the infection, please check our website below that the information will be posted on.

[Disclose via the Internet]

1.	Among the attachments to this notice, the following items are posted on our website below in accordance with the provisions of the laws and Article 15 of our Articles of Incorporation.

•	“consolidated notes” among the consolidated financial statements and “non-consolidated notes” among the financial statements

2.	In the event of any amendment to the Business Report, Consolidated Financial Statements, Financial Statements, and Reference Documents for Shareholders Meeting set forth in this notice, the amended matters will be posted on our website below.

Stockholder Meeting Materials	https://www.nkanzai.co.jp/ir/meeting/

Attached documents	Business Report (April 1, 2021 to March 31, 2022)

1	Particulars Regarding Current Status of the Business Group

1. Business performance and results

In the current consolidated fiscal year, the outlook for the Japanese economy remains unclear due to concerns about stagnation in economic activities because of the re-spread of infection caused by a novel variant of COVID-19, as well as the impact of the sharp rise in raw material prices and the risk of exchange fluctuations due to the worsening situation in Ukraine.

In the real estate-related services industry, with the introduction of telework and the establishment of satellite offices in the suburbs as a measure against COVID-19, business is shifting from urban-centralized type to decentralized type. The vacancy rate of offices and commercial buildings continues to rise gradually except in some areas. In addition, it is expected that the difficult business environment will continue in the future due to the further increase in the awareness of management cost reductions among our customers.

Under this business environment, our Group is striving to improve the asset value of buildings by continuing to pursue “optimal building management” with advanced technologies and responsiveness in order to continuously provide high-quality services that meet customer needs.

In addition, we are further strengthening and improving our core building management business, and are aggressively expanding into peripheral operations such as PFI projects, public facility management projects, etc.

Net sales for the current consolidated fiscal year were 103,737 million yen (down 0.4% year on year), due to sluggish orders for construction-related work.

In terms of profits, despite efforts to secure profits by revising prices and reviewing specifications and work efficiency, operating income was 7.5 billion yen (down 0.6% year on year) due to costs associated with measures against COVID-19 and the strengthening of the organizational structure. On the other hand, with the increased return on investment under the equity method, ordinary income was 8,276 million yen (up 3.7% year-on-year) and net profit attributable to the shareholders of the parent company was 6,177 million yen (up 20.0% year-on-year).

“Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, March 31, 2020; “ASRR”) has applied from the beginning of the current consolidated fiscal year, and based thereon, in said year, the net sales decreased by 64 million yen, the cost of sales decreased 39 million yen, and the operating income and ordinary income decreased by 24 million yen, respectively.

█	Building management and operation business

With regard to the building management and operation business including the building management and security services, which is our main services, although contract renewals were firm, orders for construction-related services were sluggish. As a result, net sales for the current consolidated fiscal year were 71,977 million yen (down 2.4% year on year).

Segment income increased 0.2% year on year to ¥9,912 million due to efforts to revise prices, review specifications, and reduce costs.

Based on ASRR or the like, the net sales, the cost of sales and the segment income decreased by 69 million yen, 45 million yen and 24 million yen, respectively.

█	Housing management and operation business

With regard to the housing management business which mainly consists of management of condominiums and public housing, net sales for the current consolidated fiscal year were 16,980 million yen (up 4.6% year on year) due to an increase in repair work in public housing management.

Segment income was 1,693 million yen (up 8.1% year on year), reflecting ongoing efforts to reduce costs.

The effect of the application of ASRR or the like on the sales and profits was minor.

█	Environmental facility management business

With regard to the environmental facility management business which mainly consists of the management of public facilities related to the general living environment, such as water supply and sewerage facilities, net sales for the current consolidated fiscal year increased 1.8% year on year to 11,554 million yen due to steady performance of new management projects and renewal of contracts.

Segment income increased 7.1% year on year to 1,580 million yen due to efforts to reduce costs centered on the appropriate allocation of personnel.

The effect of the application of ASRR or the like on the sales and profits was minor.

█	Real estate fund management business

With regard to the real estate fund management business which mainly consists of asset management for forming and managing real estate funds and investment in silent partnerships, net sales for the current consolidated fiscal year were 1,530 million yen (down 7.3% year-on-year) due to a decrease in revenue from the sale of assets under management.

Segment income was 43 million (down 4.3% year on year) due to a decrease in profits associated with the sale of assets under management.

The application of ASRR or the like had no effect on the sales and profits.

█	Other businesses

With regard to other businesses which mainly consists of the planning and operation of events, design production, and payroll calculation operations, net sales for the current consolidated fiscal year were 1,995 million yen (up 32.7% year on year), and segment income was 314 million yen (up 32.1% year on year). This was due to the success in commissioning highly profitable as well as the contribution of the results of Neo Trust Co., Ltd., which became a consolidated subsidiary at the end of the second quarter of said fiscal year.

The application of ASRR or the like had no effect on the sales and profits.

※ Each segment income is adjusted operating income on the consolidated income statement.

2. Capital Investment

Total capital expenditures during the current consolidated fiscal year amounted to 1,293 million yen, mainly from the expansion of training facilities and the system construction.

3. Financing Activities

Since the silent partnerships, consolidated subsidiaries, borrow, nonrecourse loans of these silent partnerships are recorded on the consolidated balance sheets. A nonrecourse loan is a borrowing which limits the liability assets for the performance of obligations to cash flow from the real estate for sale of the real estate fund and does not require the performance of obligations to other assets.

4. Challenges to be Addressed

The outlook for the future is expected to remain uncertain as the spread of COVID-19 and the situation in Ukraine has a significant impact on the global economy as a whole. In the real estate-related services industry, business partners are increasingly conscious of reducing management costs, and we expect the market environment to remain challenging in the future, including competition from other companies.

The Group will strive to increase customer satisfaction and profitability by continuously improving service quality and proactively offering high-value-added proposals. And, we will continue to ensure thorough compliance and appropriate operation of the internal control system in an effort to further increase the value of the corporate group.

Going forward, we will continue to focus on planning and proposals as our main pillar, and further develop our business such as PFI projects and public facility management projects, and actively promote M&A of businesses related to us, both domestically and overseas. In addition, digitization is rapidly progressing in society and in daily life, and our group is working to promote the digitization of its operations through IT technology and other means.

In response to COVID-19, our group will continue to place top priority on ensuring the safety and health of customers or related parties and employees including cooperating companies.

5. Financial position and results of operations

Period	54th period	55th period	56th period	57th period
Classification	Year ended March 31, 2019	Year ended March 31, 2020	Year ended March 31, 2021	Year ended March 31, 2022 (Current Consolidated Fiscal Year)
Net Sales (million yen)	97,929	106,300	104,124	103,737
Operating Income (million yen)	6,363	6,854	7,546	7,500
Ordinary Income (million yen)	6,760	7,232	8,127	8,276
Net Profit Attributable to Shareholders of Parent Company (million yen)	4,313	4,346	5,284	6,177
Net Income per Share (yen)	125.11	117.29	137.74	165.24
Total Assets (million yen)	72,670	77,024	81,280	82,451
Net Assets (million yen)	47,487	53,029	56,694	61,652
Net Assets per Share (yen)	1,315.18	1,385.10	1,482.29	1,614.97

(NOTE) Foreign equity-method affiliates applying International Financial Reporting Standards (IFRS) in the current consolidated fiscal year are changed their accounting policies for the costs of configuration or customization in cloud computing agreements. For the 56th period (fiscal year ended March 2021), the figures after retrospective processing due to the change in accounting policies are listed.

6. Status of Parent Company and Significant Subsidiaries (As of March 31, 2022)

① Relationship with the parent company

Not applicable.

② Status of significant subsidiaries

Company Name	Paid-in Capital	Our percentage of voting rights	Main business
Three-s inc.	50 million yen	90.0%	Security
Nihon Kanzai Kankyo Service Co., Ltd.	300 million yen	100.0%	Management of environment-related facilities
Tokyo Capital Management Co., Ltd.	100 million yen	100.0%	Real estate fund management
NS Corporation Co.,Ltd.	50 million yen	90.0%	Comprehensive management of buildings
Japan Environmental Solutions Co., Ltd.	10 million yen	100.0%	Comprehensive management of buildings
Japan Housing Management Co.	50 million yen	100.0%	Condominium management
NJK Staff Service Co., Ltd	30 million yen	100.0%	Temporary staffing
Okinawa Nippon Kanzai Co., Ltd.	50 million yen	100.0%	Comprehensive management of buildings
Nippon Kanzai Housing Management Co., Ltd.	50 million yen	100.0%	Condominium management
Neotrust Co., Ltd.	10 million yen	100.0%	Salary calculation outsourcing and consulting services
NIPPON KANZAI USA, Inc.	US$440000	100.0%	Acquisitions and information gathering in the U.S.

(Note 1) The Company merged with NKJ Holding Co., Ltd. which was a wholly owned subsidiary, on July 1, 2021.

(Note 2) The Company acquired all shares of Neotrust Co., Ltd. and made it a wholly owned subsidiary on August 31, 2021.

(Note 3) Tokyo Capital Management Co., Ltd. merged with Japan Property Solutions, Ltd. on July 1, 2021.

③ Status of specified wholly owned subsidiaries

No subsidiary falls under the category of a specified wholly owned subsidiary.

7. Details of Major Business (As of March 31, 2022)

Business	Main Services
Building management and operation business	Cleaning and management services for multi-purpose buildings and city hotels, facility maintenance services, day and night residential security services, equipment security services using various sensors and telephone lines to respond to emergencies in the event of an abnormality, reception and operator services according to the needs of contractors, construction-related services, etc.
Housing management and operation business	Operations and management of condominiums, etc., management personnel, cleaning services, equipment maintenance services, equipment surveillance/machinery security and office management services, and resident management, operations and maintenance services for public housing
Environmental facility management business	Operations and management of various facilities and water quality management services at public facilities related to the general living environment, such as water supply and sewerage facilities and garbage treatment facilities
Real estate fund management business	Operation and arrangement of real estate funds, investment in silent partnerships, investment consulting, and asset management
Other business	Planning and operation of events, printing, design, bookbinding, sales and sales brokerage of real estate, salary calculation outsourcing, and consulting services

8.	Major Offices (As of March 31, 2022)

NIPPON KANZAI Co., Ltd.	Registered Office (Hyogo), Headquarters (Tokyo), Chubu Head Office (Aichi), Osaka Head Office (Osaka), Hyogo Head Office (Hyogo), Kyushu Head Office (Fukuoka), Hokkaido Branch (Hokkaido), Tohoku Branch (Miyagi), Kanagawa Branch (Kanagawa), Saitama Branch (Saitama), Okazaki Branch (Aichi), Kyoto Branch (Kyoto), Hanshin Branch (Hyogo), Chugoku Shikoku Branch (Hiroshima)
Three-s inc.	Registered Office (Hyogo), Headquarters (Tokyo), Tokyo Head Office I and II (Tokyo), Chubu Head Office (Aichi), Kinki Head Office (Osaka), Kyushu Head Office (Fukuoka), Tohoku Office (Miyagi)
Nihon Kanzai Kankyo Service Co., Ltd.	Headquarters (Osaka), Tokyo Branch (Tokyo), Osaka Branch (Osaka), Chugoku Branch (Yamaguchi), Kyushu Branch (Fukuoka)
Tokyo Capital Management Co., Ltd.	Headquarters (Tokyo), Osaka Branch (Osaka), Nagoya Branch (Aichi), Hokkaido Office (Hokkaido), Kyushu Office (Fukuoka)
NS Corporation Co.,Ltd.	Headquarters (Tokyo)
Japan Environmental Solutions Co., Ltd.	Headquarters (Tokyo)
Japan Housing Management Co.	Headquarters (Osaka), Kanto Branch (Tokyo), Keihanna Branch (Osaka), Kobe Branch (Hyogo), Okayama Branch (Okayama)
NJK Staff Service Co., Ltd	Headquarters (Osaka), Tokyo Branch (Tokyo)
Okinawa Nippon Kanzai Co., Ltd.	Headquarters (Okinawa)
Nippon Kanzai Housing Management Co., Ltd.	Headquarters (Osaka), Hokkaido Branch (Hokkaido), Kanto Branch (Tokyo), Chubu Branch (Aichi), Kinki Branch (Osaka), Kobe Branch (Hyogo), Kyushu Branch (Fukuoka), Kobe Service Office (Hyogo)
Neotrust Co., Ltd.	Headquarters (Tokyo)
NIPPON KANZAI USA, Inc.	Headquarters (New York, USA)

(Note 1) As of April 1, 2021, Three-s inc. has shifted to a two-headquarters system: the registered office (Hyogo) and the headquarters (Tokyo).

(Note 2) Nihon Kanzai Kankyo Service Co., Ltd. relocated its headquarters from Hyogo to Osaka on December 6, 2021.

9.	Employees of the Corporate Group (as of March 31, 2022)

Number of Employees	Year-on-year change
10,278 employees	Increased by 199 employees

(NOTE) The number of employees does not include the number of temporary workers (3,547 workers per year on average).

10.	Principal lenders and the amount of borrowings of the corporate group (as of March 31, 2022)

Lender	Outstanding Borrowings
The Bank of Fukuoka, Ltd.	1,587 million yen
Aozora Bank, Ltd	300 million yen
Syndicated loan	750 million yen

(NOTE)	1.	Borrowings from The Bank of Fukuoka, Ltd. and Aozora Bank, Ltd. are made through nonrecourse loans.

2.	Syndicated loans are a co-financing led by Sumitomo Mitsui Banking Corporation.

11.	Other important matters related to the current status of the corporate group

NIPPON KANZAI USA, Inc., a subsidiary of the Company, acquired, on April 1, 2022 (Hawaii Standard Time: March 31, 2022), 90% of the shares of Pacific Property Group Inc., which is a property management company headquartered in Honolulu, Hawaii, U.S.A. (hereafter referred to as “PPG”), in accordance with a resolution of our Board of Directors held on March 17, 2022. As a result of the share acquisition, PPG became our equity-method non-consolidated subsidiary. However, the effect of this on consolidated financial performance is minor.

2	Matters Regarding the Shares of the Company (as of March 31, 2022)

1.	Total Number of Authorized Shares	160,000,000 shares

2.	Total Number of the Shares Issued	37,383,294 shares (excluding 3,797,012 treasury shares)

3.	Number of Shareholders	58,410 (up 992 from the end of the previous fiscal year)

4.	Major Shareholders (the top 10 shareholders)

Name of Shareholders	Number of shares held (shares)	Shareholding ratio (%)
Nippon Service Master, Ltd.	12,552,162	33.58%
The Master Trust Bank of Japan, Ltd. (Trust Account)	2,515,400	6.73%
Shintaro Fukuda	2,066,802	5.53%
Hikari Tsushin, Inc.	1,249,300	3.34%
Custody Bank of Japan, Ltd. (Trust Account)	976,400	2.61%
Takeshi Fukuda	949,008	2.54%
Nippon Kanzai Employee Shareholding Association	763,629	2.04%
Meiji Yasuda Life Insurance Company	556,200	1.49%
Mitsubishi UFJ Trust and Banking Corporation	474,368	1.27%
Nippon Kanza Business Partners Shareholding Association	427,600	1.14%

(NOTE) The shareholding ratio is calculated after deducting the number of treasury shares (3,797,012 shares).

5.	Other Important Matters Concerning the Shares

Not applicable.

3	Matters related to the directors of the company

1.	Names of Directors (as of March 31, 2022)

Position	Name	Assignment and Important Concurrent Positions
Chairman and Representative Director	Takeshi Fukuda	President and Representative Director of Three-s Inc.
President and Representative Director	Shintaro Fukuda	Director of Nippon Service Master Y.K.
Senior Managing Director	Mamoru Yasuda	In charge of business management, human resources and executive secretariat, corporate strategy planning, and overseas business President and Director of NIPPON KANZAI USA, Inc.
Senior Managing Director	Yoshikazu Tokuyama	Head of Engineering Supervising Division President and Representative Director of Nihon Kanzai Kankyo Service Co., Ltd.
Senior Managing Director	Kunio Takahashi

Head of Marketing Supervising Division

President and Representative Director of FCH Partners K.K.

President and Representative Director of Oita Eki Minami Community Service K.K.

President and Representative Director of Sawara Green Terrace K.K.

President and Representative Director of Fukuoka Culture Base K.K.

Managing Director	Yasuhiro Harada	Head of General Administration Supervising Division
Managing Director	Yoshiaki Ohhara	Head of Property Service Supervising Division Vice President and Representative Director of Joetsu Civic Service K.K.
Managing Director	Masahiro Wakamatsu

Head of Marketing Supervising Division, and in charge of Eastern and Central Japan in Marketing Supervising Division and in charge of PPP/PFI projects

President and Representative Director of NS Corporation Co., Ltd.

Director (Audit and Supervisory Committee Member)	Shingo Inui	Representative Director of Kenko Kaiun K.K Consultant of Inui Global Logistics Co., Ltd. Consultant of Paltek Corporation
Director (Audit and Supervisory Committee Member)	Yoshiro Yamashita	President and Representative Director of Kashiwa-tech Co., Ltd. Chairman of the Board of SEAMATE Inc. Outside Auditor of Onomichi Dockyard Co., Ltd.
Director (Audit and Supervisory Committee Member)	Kota Kosuga	Representative Director of K.K. KOSUGA-no-Kagu
Director (Audit and Supervisory Committee Member)	Takako Okada	Representative of Takako Okada Certified Public Accountant / Tax Accountant Office Outside Auditor of Ichikawa Co., Ltd.

(NOTE)	1.	The directors (audit and supervisory committee members), Shingo Inui, Yoshiro Yamashita, Kota Kosuge and Takako Okada are outside directors.

2.	The directors (audit and supervisory committee members), Shingo Inui, Yoshiro Yamashita, Kota Kosuge and Takako Okada are independent directors as determined by the Tokyo Stock Exchange.
3.	The director (audit and supervisory committee member), Takako Okada is a certified public accountant and tax accountant, and has considerable knowledge of finance and accounting.
4.	In order to assist the audit and supervisory committee in its duties, we have established its secretariat and stationed full-time staff, the staff gather information through attendance at internal meetings, and share it with the committee. In addition, we do not select full-time audit and supervisory committee members because they cooperate closely with the Internal Audit Office and the Internal Control Office, etc., and conduct organizational audits through the internal control system.
5.	At the conclusion of the 56th Annual Shareholders Meeting held on June 18, 2021, upon the expiration of their terms of office, Toshio Akai, Hidetaka Matsuura, Kazuhiko Morimoto, Shigeki Okamoto and Yasuyuki Takada resigned as directors and were elected as our senior executive officers.
6.	As of August 1, 2021, the position and assignment were changed as follows:

Current	Name	Former
Senior Managing Director in charge of business management, human resources and executive secretariat, corporate strategy planning, and overseas business	Mamoru Yasuda	Senior Managing Director in charge of business management, human resources and executive secretariat

7.	As of April 1, 2022, the position and assignment were changed as follows

Current	Name	Former
Senior Managing Director and Head of Property Service Supervising Division	Kunio Takahashi	Senior Managing Director and Head of Marketing Supervising Division
Managing Director in charge of business management	Yoshiaki Ohhara	Managing Director and Head of Property Service Supervising Division
Managing Director and Head of Marketing Supervising Division	Masahiro Wakamatsu	Managing Director and Deputy Head of Marketing Supervising Division in charge of Eastern and Central Japan and in charge of PPP/PFI projects

2.	Summary of the contents of the limited liability agreement

The Articles of Incorporation stipulate that the Company may conclude a limited liability agreement with directors (excluding those who are executive directors, etc.) in order to enable them to fully exercise their expected roles. We have concluded the limited liability agreement with Shingo Inui, Yoshiro Yamashita, Kota Kosuga and Takako Okada who are the directors (audit and supervisory committee members).

The outline of the agreement is as follows:

●	The director (an audit and supervisory committee member) shall be liable for damages caused to the Company due to failure to perform his or her duties, not exceeding the minimum liability amount as set forth in Article 425 (1) of the Companies Act of Japan.
●	The above-mentioned limitation of liability shall be granted only when the director (an audit and supervisory committee member) has acted in good faith and without gross negligence for the performance of the duty that caused the liability.

3.	Outline of the directors and officers (D&O) liability insurance

The Company has entered into a directors and officers liability insurance (“D&O Insurance”) contract with the insurance company as set forth in Article 430-3, Paragraph 1 of the Companies Act. The insurance will compensate for any damage (except for the one that falls under the exemption stipulated in such insurance contract) which may arise from the business performance of any of our directors/officers and he/she is liable for. The Insureds of the D&O Insurance are the directors of the Company as well as the directors and auditors of the Company’s subsidiaries (i.e. Three-s inc., Nihon Kanzai Kankyo Service Co., Ltd., Tokyo Capital Management Co., Ltd., NS Corporation Co. Ltd., Japan Environmental Solutions., Ltd, Japan Housing Management Co.., NJK Staff Service Co., Ltd., Nippon Kanzai Housing Management Co., Ltd., Okinawa Nippon Kanzai, and NIPPON KANZAI USA, Inc.) and all the insurance premium is borne by the Company.

Certain exemptions are also applicable to the D&O Insurance, for example, the insurance does not compensate for any damage caused by any act of the insured knowing that such act violates any law or regulation. The Company has taken measures to ensure the proper performance of duties by the insureds is not impaired, by setting the maximum amount of compensation.

4.	Amount of Remuneration, etc. for Directors

	Total amount of remuneration	Total remuneration of each type (Million Yen)
Position	(Million Yen)	Basic remuneration	Incentive fee	Non-Monetary Remuneration	Number of Directors Eligible
Directors (not being Audit and Supervisory Committee Members)	557	557	-	-	13
(Outside directors among them)	(-)	(-)	(-)	(-)	(-)
Directors (being Audit and Supervisory Committee Members)	28	28	-	-	4
(Outside directors among them)	(28)	(28)	(-)	(-)	(4)
Total	586	586	-	-	17
(Outside directors among them)	(28)	(28)	(-)	(-)	(4)

(NOTE)	1.	Based on a resolution approved at the 52nd Ordinary General Meeting of Shareholders held on June 16, 2017, it was decided that the amount of remuneration for directors (excluding those who are Audit and Supervisory Committee members) shall not exceed 800 million yen per year and that for directors (Audit and Supervisory Committee members) shall not exceed 50 million yen per year. At the conclusion of the Ordinary General Meeting of Shareholders, the number of directors (excluding those serving on the Audit and Supervisory Committee) was 13 (of which 0 were outside directors), and the number of directors serving on the Audit and Supervisory Committee was 4 (of which 3 were outside directors).
2.	The above number of employees includes five directors who resigned at the conclusion of the 56th Ordinary General Meeting of Shareholders held on June 18, 2021 (Mr. Toshio Akai, Mr. Hidetaka Matsuura, Mr. Kazuhiko Morimoto, Mr. Shigeki Okamoto, and Mr. Yasuyuki Takada).

3.	As an outline of the remuneration for our directors (excluding those who are Audit and Supervisory Committee members) at the meeting of the Board of Directors held on February 18, 2021, the Company's basic policy is to maintain fixed remuneration in order to ensure continuous earnings stability and business growth, and to establish an appropriate level based on each director's responsibilities when determining remuneration for individual directors. The Company has adopted a policy that individual remuneration shall be determined by comprehensively taking into account the results of business performance, position, years of service, roles and responsibilities of each director, and future performance outlook, taking into account how each director contributed to the enhancement of corporate value.

4.	In addition, at the Board of Directors meeting held on June 18, 2021, the Company resolved to delegate specific decisions on individual remuneration for the current consolidated fiscal year to Shintaro Fukuda, the president and representative director. This is due to the fact that the President and Representative Director judges that the President and Representative Director is most suitable for evaluating the roles and responsibilities of each Director based on an overview of the performance of the Group as a whole.
5.	To ensure that the authority delegated by the President and Representative Director as stated above is properly exercised, we will deliberate on a draft prepared by the President and Representative Director based on the Basic Policy on Determination of Remuneration within the limit of remuneration approved by the General Meeting of Shareholders in accordance with the Basic Policy on Determination of Remuneration, etc., and the President and Representative Director will respect their opinions. Accordingly, the Board of Directors has determined that the content of individual compensation for directors for the fiscal year under review determined through such procedures is in accordance with the above policy.

5.	Information on Outside Officers

(1)	Relationship between the Company and the Company, which is an important concurrent position

●	Outside Director (Audit & Supervisory Committee member) There is no particular relationship with PALTAC Co., Ltd., Dry Carrier Co., Ltd., which is also the position of Dry Saito.
●	There is no special relationship with Kashiwatech Co., Ltd., Seamate Co., Ltd., and Onomichi Shipbuilding Co., Ltd., who hold concurrent positions with Outside Directors (Audit and Supervisory Committee Member) Yoshiro Yamashita.
●	There is no special relationship with the furniture of Cosga Co., Ltd., which is concurrently held by Yasuta Kosuge, an outside director (Audit and Supervisory Committee member).
●	There is no special relationship with Takako Okada Certified Public Accountant and Certified Public Tax Accountant Office and Ichikawa Co., Ltd., who hold concurrently positions with Takako Okada, an outside director (Audit and Supervisory Committee member).

(2)	Major activities during the year

●	Attendance at Meetings of the Board of Directors and Audit and Supervisory Committee

Position	Name	Number of Attendance at Board of directors Meetings	Number of Attendance at Audit and Supervisory Committee Meetings
Outside Directors (being Audit and Supervisory Committee Members)	Shingo Inui	18/18	16/16
	Yoshiro Yamashita	16/18	15/16
	Kota Kosuga	18/18	16/16
	Takako Okada	13/13	10/10

●	Speech by the Board of Directors and Audit Committee

At meetings of the Board of Directors, each outside director (Audit and Supervisory Committee member) utilizes his wealth of knowledge, experience and expertise as a corporate manager to express questions and opinions, mainly from the perspective of legal compliance. In addition, each outside director (Audit and Supervisory Committee member) exchanges opinions and deliberates on the status of directors' business execution, the status of the development and operation of the internal control system, and the audit of important documents at the Audit and Supervisory Committee with respect to the expected role of auditing the execution of duties by directors from an objective and fair standpoint.

In addition, we regularly call attention to thorough compliance with laws and regulations

4	Status of Accounting Auditors

1.	Names of Accounting Auditors

PwC Arata LLC

2.	Amount of Remuneration, etc.

(1)	Amount of Remuneration, etc. Pertaining to the Current Business Year

52 million yen

(2)	Sum of all monetary and other property benefits payable by us and our subsidiaries

52 million yen

(NOTE)	1.	After obtaining the necessary materials from the boards of directors, related departments in the company and accounting auditors, and receiving the reports, the Audit Committee verified the past performance of the accounting auditors and their performance in remuneration, verified the appropriateness of the accounting auditor's activity plan and the basis for calculating the remuneration for the current fiscal year, and judged the accounting auditor's remuneration to be appropriate. As a result, the Audit Committee has given consent to the amount of remuneration, etc. of the accounting auditor as set forth in Article 399, Paragraph 1 of the Companies Act.
2.	The audit contract between us and the accounting auditor does not distinguish between the amount of audit fees for audits based on the Companies Act and the Financial Instruments and Exchange Act. Therefore, the above total amount is included in the audit contract between us and the accounting auditor.

3.	Policy for the Determination of the Dismissal or Non-Reelection of the Accounting Auditor

The Accounting Auditor shall be dismissed at our Audit and Supervisory Committee with the consent of all Audit and Supervisory Committee members in the event that the accounting auditor is deemed to fall under any of the items set forth in each item of Paragraph 1 of Article 340 of the Companies Act. In this case, the Audit and Supervisory Committee members appointed by the Audit and Supervisory Committee shall report to the effect that the accounting auditor has been dismissed and the reason for dismissal at the first shareholders meeting called after dismissal.

With regard to reappointment or non-reappointment, the Audit Committee will decide on the contents of proposals regarding non-reappointment of accounting auditors to be submitted to the general meeting of shareholders, taking into account the number of consecutive years of accounting auditors.

5	Matters concerning the system for ensuring the appropriateness of business

1.	System to ensure that the execution of duties by directors and employees of the Company and its Subsidiaries complies with laws and regulations and the Articles of Incorporation.

(1)	Our Group has established the Group Corporate Ethics Code of Conduct and Basic Compliance Rules as the foundation of our compliance system.

We established the Compliance Committee, chaired by the General Manager of the Administration & Control Division, and established the structure of our internal control system.

We will promote construction, maintenance, and improvement, and establish the secretariat in the Legal Affairs Office to improve and maintain our compliance system.

Subsidiaries also develop and maintain their own compliance systems, and we provide their advice and guidance.

(2)	The boards of directors, employees, etc. of the Company and its subsidiaries shall immediately report to the Audit Committee of the Company or the auditors of the Subsidiaries any significant violation of laws and regulations or other compliance-related problems found by the Company or its Subsidiaries.

(3)	As an internal reporting system for our Group's violations of laws and regulations and other compliance-related facts, we have established a Group internal reporting system and will implement the system in accordance with the Internal Reporting Regulations.

(4)	Our Internal Audit Office audits us and our subsidiaries on the status of compliance with laws and internal regulations and the efficiency of operations in accordance with the Internal Audit Regulations, and reports the results to the President and the Audit & Supervisory Committee.

(5)	Our Audit Committee may express its opinions and request the formulation of improvement measures if it considers that there is a problem with our Group's compliance system and the operation of the internal reporting system.

2.	Structure and System to Maintain and Manage Information Relating to Directors in the Execution of their Duties

We store and manage documents in accordance with laws and internal regulations.

Information management shall be appropriately handled in accordance with the Information System Management Regulations and Basic Rules for the Protection of Personal Information.

3.	Rules and Other Systems for Managing the Risk of Loss of the Company and Its Subsidiaries

(1)	Within the Compliance Committee, each subsidiary shall establish an organization in charge of managing its own risk management as a whole, to recognize the risks associated with the execution of its business, and to establish a system for identifying and managing those risks. We also provide guidance and advice on the risk management systems of our subsidiaries.

(2)	We have established the Crisis Management Rules for our group, and in the event of a major unforeseen incident at us or at our subsidiaries, we will establish a task force headed by the president as necessary to respond swiftly and prevent the spread of damage. We will establish a system to minimize this.

(3)	We have established the Investment Committee as an advisory body to the Board of Directors to review the profitability, business strategy, and operational risks of the Group's important investment projects in advance, and to conduct ex post monitoring of the Group's investment projects. We will strengthen our risk management system.

4.	System to ensure the efficient execution of duties by directors of the Company and its subsidiaries

(1)	Regular meetings of the Board of Directors are held once a month to make decisions on important matters and to supervise the status of the execution of business by the Directors in accordance with the Regulations Governing Meetings of the Board of Directors and the Standards for Deliberation at Meetings of the Board of Directors. In addition, important matters related to our management policies and strategies shall be discussed in advance at the Managing Directors' Meeting composed of Executive Directors, which shall be deliberated and made executive decisions.

(2)	Regarding the operation of our business, we formulate a management plan for the entire Group every fiscal year, which is incorporated into the business objectives of us and each division of our subsidiaries, and monthly performance management is conducted at the Executive Committee.

(3)	With regard to the execution of business based on the decision of the Board of Directors, the details of the respective responsibilities, responsibilities, and execution procedures shall be stipulated and operated in the Organization Regulations, Division of Duties Regulations, and Administrative Authority Regulations.

5.	System to ensure the appropriateness of business within the JT Group

(1)	To ensure the appropriateness of operations at Group companies, the Group Corporate Ethics Code of Conduct shall be applied to all Group companies.

We shall establish a director in charge and a department in charge, and shall manage the management of subsidiaries by means of a system of authorization and reporting to us based on reports submitted to the Group Management Committee in accordance with the Regulations Governing the Management of Relationship Companies, and monitor as necessary.

Boards of directors shall immediately report to the Audit Committee any significant violation of laws and regulations or any other important compliance-related problems found in the Group companies.

(2)	Directors and employees of Subsidiaries shall report to the Internal Audit Office and the Compliance Committee in the event the contents of management and management guidance from us are in violation of laws and regulations or there are other compliance-related problems. The Internal Audit Office or the Compliance Committee shall immediately report to the Audit Committee and state its opinions. The Audit Committee may express its opinions and request the formulation of improvement measures.

6.	Matters concerning employees who are to assist the duties of the Audit, etc. Committee, matters concerning the independence of such employees from directors other than Audit, etc. Committee Members, and matters concerning the effectiveness of instructions on such employees;

The Audit and Supervisory Committee may, in order to assist the Audit and Supervisory Committee in its duties, order the staff members who belong to the secretariat of the Audit and Supervisory Committee to take necessary measures, and the staff members who have received orders necessary for the duties of the Audit and Supervisory Committee shall not receive instructions or orders from directors other than the Audit and Supervisory Committee members with respect to such orders.

7.	System to enable Directors, Employees, etc. of the Company and its Subsidiaries to report to the Audit, etc. Committee and other systems for reporting to the Audit, etc. Committee, as well as a system to ensure that the Audit, etc. Committee functions effectively.

(1)	Directors, employees, etc. of the Company and its Subsidiaries shall report to the Audit Committee on a case-by-case basis any fact that may cause substantial damage to the Company or its Subsidiaries, any improper act relating to the execution of duties by Directors, or any material fact that violates laws and regulations or the Articles of Incorporation, or any fact reported by such persons on such a case-by-case basis. Notwithstanding the foregoing, the Audit Committee may, whenever necessary, require directors, employees, etc. of the Company or its Subsidiaries to report matters relating to the business, affairs, or property of the Company or its Subsidiaries.

(2)	Any serious violation of laws and regulations or other important compliance problems caused by internal reports to our Group shall be reported to the Audit Committee.

(3)	Directors, employees, etc. of the Company and its subsidiaries shall report on their business in response to requests from the Audit Committee and shall cooperate in investigating the status of the Group's operations and assets.

8.	System to ensure that the person who has made a report to the Audit, etc. Committee shall not be subjected to adverse treatment on the grounds that said report has been made

We and our subsidiaries are prohibited from treating the boards of directors, employees, etc. of us or our subsidiaries who reported to the Audit & Supervisory Committee adversely for the reason that they made the report.

9.	Policy pertaining to the procedures for the disposal of costs or obligations, advance payment of costs, or reimbursement that arise from the execution of duties by Audit, etc. Committee Members

The Company shall bear the expenses and liabilities necessary for the performance of duties by Audit and Supervisory Committee Members and shall comply with requests for advance payment of expenses under the Companies Act.

10.	Basic Approach and Systems to Exclude Anti-Social Forces

(1)	Basic Policy Pertaining to the Elimination of Antisocial Forces

We will take a resolute stance to eliminate anti-social forces that threaten the order and safety of society.

(2)	Status of Development toward Elimination of Anti-Social Forces

(i)	We will add items for eliminating anti-social forces to the Group Corporate Ethics and Conduct Guidelines and various transaction agreements.

(ii)	Establishment of the Response Supervising Department and the Person Responsible for Preventing Unjust Requests.

We have appointed a person in charge of preventing unfair claims, with the General Affairs Department serving as the department in charge of overseeing responses to anti-social forces. In addition, we will establish a system to immediately report and consult with the Response Supervising Department in response to unjust demands from anti-social forces.

(iii)	Cooperation with external specialist organizations

We have joined the police-sponsored liaison councils and other organizations, and we have been deepening cooperation with external specialist organizations such as lawyers, and cooperating with the industry and local communities to provide guidance on how to deal with anti-social forces.

(iv)	Status of Collection and Management of Information on Anti-Social Forces

We will manage information on anti-social forces in an integrated manner by the General Affairs Department, strive to eliminate anti-social forces such as business partners, and use this information to raise awareness within the company.

6	Operational Status of the Structure to Ensure Proper Operations

The operational status of the Company’s structure to ensure the properness in our business duties and operations in the current fiscal year is as follows:

(1)	The regular Compliance Committee met twice a year and held provisional meetings of the Compliance Committee to discuss compliance measures, monitoring their implementation, confirmation of occurrence of the violation cases, and developing measures to prevent the occurrence of violations.

(2)	The annual training sessions for compliance promoting officers, who are division heads, including directors, executive officers and those in charge of compliance at the group companies were held. In this way, initiatives for legal compliance efforts were continuously carried out.

(3)	The Investment Committee met as necessary to conduct preliminary examinations of operational risks and other matters relating to important investment projects and after-the fact monitoring on such investment projects.

(4)	During the fiscal year under review, the Board of Directors met 18 times, including extraordinary meetings, to make decisions on important matters related to management policies and strategies, and to supervise the status of business execution by each director.

(5)	Group briefings were held four times a year to manage and monitor the management of subsidiaries.

(6)	We regularly report to the Audit and Supervisory Committee the number and outline of reports made to the internal reporting system regarding violations of laws and regulations and other compliance-related facts of the Group, as well as the results of investigations.

Consolidated Financial Statements	Amounts are rounded down to the nearest million yen.

Consolidated Balance Sheet (As of March 31, 2022)

(Unit: million yen)

Subject	Amount	Subject	Amount
Assets		Liabilities
Current assets		Current liabilities	13,626
Cash and deposits	32,789	Notes and accounts payable-trade	6,143
Notes and accounts receivable-trade, and contract assets	14,296	Current portion of long-term loans payable	375
Investment in anonymous associations for business purposes	74	Current portion of long-term nonrecourse loans payable	16
Supplies	183	Lease obligations	107
Real estate for sale	2,907	Accrued expenses	2,659
Income taxes receivable	141	Income taxes payable	561
Other	1,465	Consumption taxes payable	930
Allowance for doubtful accounts	△8	Deposits received	277
Fixed assets	30,291	Contract obligations	1,711
Tangible fixed assets	5,988	Provision for bonuses	768
Buildings and structures	3,846	Asset retirement obligations	21
Machinery, equipment, and caddy	39	Other	53
Tools, furniture and fixtures	550	Fixed liabilities	6,862
Land	1,226	Long-term loans payable	375
Lease assets	302	Long-term nonrecourse loans payable	1,871
Building under construction	21	Lease obligations	229
Intangible fixed assets	2,357	Deferred tax assets	731
Telephone subscription right	46	Liabilities relating to retirement payment	166
Software	405	Guarantee deposits received	2,475
Goodwill	1,825	Asset retirement obligations	284
Lease assets	9	Liabilities from application of equity method	22
Software in progress	70	Other	705
Investment and other assets	21,946	Total liabilities	20,489
Investment in security	15,653	Net assets
Long-term loans receivable	833	Shareholders’ equity	59,092
Long-term prepaid expenses	19	Capital stock	3,000
Leasehold deposits and security deposits	3,671	Capital surplus	3,785
Various Memberships	361	Retained earnings	55,080
Net defined benefit asset	830	Treasury shares	Δ2,773
deferred tax assets	245	Accumulated other comprehensive income	1,280
Other	388	Valuation difference on available-for-sale securities	2,282
Allowance for doubtful accounts	Δ56	Foreign currency translation adjustment	Δ820
		Remeasurements of defined benefit plans	Δ181
		Non-controlling interests	1,279
		Total net assets	61,652
Total assets	82,141	Total liabilities net assets	82,141

Consolidated Statement of Income (April 1, 2021 to March 31, 2022)

(Unit: million yen)

Subject	Amount
Net sales		103,737
Cost of sales		80,535
Gross profit		23,201
Distribution cost and general administrative cost		15,701
Operating revenue		7,500
Non-operating revenue
Interest received and dividend	222
Rent received	57
Equity in earnings of affiliates	439
Insurance dividend	41
Subsidy income	49
Foreign exchange gains	149
Others	63	1,024
Non-operating expenses
Interest expenses	21
Rent asset related expenses	47
Loss on disposal of fixed assets	113
Others	65	248
Recurring profit		8,276
Extraordinary profit
Profit on investment in securities	100	100
Profit before adjustment for taxes		8,376
Corporation tax, residence tax and enterprise tax	1,983
Amount after adjustment of corporation tax, etc.	108	2,092
Profit		6,284
Profit attributable to non-controlling shareholders		106
Profit attributable to owners of parent		6,177

Consolidated Statement of Changes in Net Assets (April 1, 2021 to March 31, 2022)

(Unit: million yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at the beginning of the current period	3,000	3,785	50,809	Δ2,773	54,821
Cumulative effects of changes in accounting policies			113		113
Related balance	3,000	3,785	50,922	Δ2,773	54,934
Changes of items during the current period
Dividends of surplus (end of previous period)			Δ1,009		Δ1,009
Dividends of surplus (intermediate)			Δ1,009		Δ1,009
Profit attributable to owners of parent			6,117		6,117
Acquisition of treasury shares				Δ0	Δ0
Total changes of items during the current period	-	-	4,158	Δ0	4,157
Final balance at the end of current period	3,000	3,785	55,080	Δ2,773	59,092

	Accumulated other comprehensive income				Non- controlling interests	Total net assets
	Valuation difference on available- for-sale securities	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Accumulated other comprehensive income
Balance at the beginning of the current period	2,050	Δ1,226	Δ232	591	1,281	56,694
Cumulative effects of changes in accounting policies						113
Related balance	2,050	Δ1,226	Δ232	591	1,281	56,807
Changes of items during the current period
Dividends of surplus (end of previous period)						Δ1,009
Dividends of surplus (intermediate)						Δ1,009
Profit attributable to owners of parent						6,117
Acquisition of treasury shares						Δ0
Net changes of items other than shareholders’ equity	231	405	50	688	Δ2	686
Total changes of items during the current period	231	405	50	688	Δ2	4,844
Final balance at the end of current period	2,282	Δ820	Δ181	1,280	1,279	61,652

Financial Statements	Amounts are rounded down to the nearest million yen.

Balance Sheet (As of March 31, 2022)

(Unit: million yen)

Subject	Amount	Subject	Amount
Assets		Liabilities
Current assets	33,790	Current liabilities	9,973
Cash and deposits	21,732	Notes payable-trade	29
Notes receivable-trade contract assets	55	Accounts payable-trade	4,722
Accounts receivable-trade	9,786	Current portion of long-term loans payable	375
Contract assets	119	Lease obligations	36
Supplies	64	Accrued expenses	528
Prepaid expenses	159	Consumption taxes payable	506
Account receivable-other	43	Accrued wages	673
Short-term loans receivable	909	Accrued social insurance premium	272
Advances paid	373	Deposits received	150
Income taxes receivable	116	Deposits received from subsidiaries and associates	800
Other	432	Contract obligations	1,268
Allowance for doubtful accounts	△2	Provision for bonuses	386
Fixed assets	25,831	Asset retirement obligations	7

Tangible fixed assets	4,256	Other	15
Buildings	2,624	Fixed liabilities	2,061
Structures	100	Long-term loans payable	375
Machinery and equipment	0	Lease obligations	41
Vehicles	35	Deferred tax assets	586
Tools, furniture and fixtures	443	Guarantee deposits received	310
Land	971	Asset retirement obligations	122
Lease assets	60	Other	625

Building under construction	21	Total liabilities	11,834

Intangible fixed assets	464	Net assets
Telephone subscription right	19	Shareholders’ equity	45,677
Software	374	Capital stock	3,000
Lease assets	0	Capital surplus	3,756
Software in progress	70	Capital reserves	498

Investment and other assets	21,110	Other capital surplus	3,257

Investment in security	6,504	Retained earnings	41,694
Shares of subsidiaries and affiliates	11,080	Legal reserve	251
Long-term loans receivable	17	Other retained earnings	41,443
Long-term loans to affiliates and subsidiaries	1,138	Special reserve	12,310
Prepaid pension expenses	818	Retained earnings carried forward	29,133
Leasehold deposits and security deposits	1,014	Treasury shares	△2,773
Various Memberships	328	Valuation and translation adjustments	2,110
Long overdue accounts receivable	24	Valuation difference on available-for-sale securities	2,110
Lease buildings	55
Lease land	53
Other	127
Allowance for doubtful accounts	△52	Total net assets	47,787
Total assets	59,622	Total liabilities net assets	59,622

Statement of Income (April 1, 2021 to March 31, 2022)

(Unit: million yen)

Subject	Amount
Net sales		64,253
Cost of sales		50,356
Gross profit		13,896
Distribution cost and general administrative cost		9,305
Operating revenue		4,590

Non-operating revenue
Interest received	44
Dividend received	1,861
Rent received	57
Insurance dividend	28
Foreign exchange gains	149
Miscellaneous income	74	2,217

Non-operating expenses
Interest expenses	18
Rent asset related expenses	47
Loss on disposal of fixed assets	48
Miscellaneous losses	28	143
Recurring profit		6,664
Extraordinary profit
Loss on extinguishment of tie-in shares	26	26
Profit before income taxes		6,638
Corporation tax, residence tax and enterprise tax	880
Amount after adjustment of corporation tax, etc.	105	986
Profit		5,651

Statement of Changes in Net Assets (April 1, 2021 to March 31, 2022)

(Unit: million yen)

	Shareholders’ equity
	Capital stock	Capital surplus
		Capital reserves	Other capital surplus	Total capital surplus
Balance at the beginning of the current period	3,000	498	3,257	3,756
Cumulative effects of changes in accounting policies
Related balance	3,000	498	3,257	3,756
Changes of items during the current period
Total changes of items during the current period	-	-	-	-
Final balance at the end of current period	3,000	498	3,257	3,756

	Shareholders’ equity
	Retained earnings				Treasury shares	Total shareholders’ equity
	Legal reserve	Other retained earnings		Total retained earnings
		Special reserve	Retained earnings carried forward
Balance at the beginning of the current period	251	12,310	25,430	37,991	△2773	41,974
Cumulative effects of changes in accounting policies			70	70	△2773	70
Related balance	251	12,310	25,500	38,061		42,045
Changes of items during the current period
Dividends of surplus (end of previous period)			△1,009	△1,009		△1,009
Dividends of surplus (intermediate)			△1,009	△1,009		△1,009
Profit			5,651	5,651		5,651
Acquisition of treasury shares					△0	△0
Total changes of items during the current period	-	-	3,633	3,633	△0	3,632
Final balance at the end of current period	251	12,310	29,133	41,694	△2,773	45,677

	Valuation and translation adjustments		Total net assets
	Valuation difference on available -for-sale securities	Total valuation and translation adjustments
Balance at the beginning of the current period	1,892	1,892	43,866
Cumulative effects of changes in accounting policies			70
Related balance	1,892	1,892	43,937
Changes of items during the current period
Dividends of surplus (end of previous period)			△1,009
Dividends of surplus (intermediate)			△1,009
Profit			5,651
Acquisition of treasury shares			△0
Net changes of items other than shareholders’ equity	218	218	218
Total changes of items during the current period	218	218	3,850
Final balance at the end of current period	2,110	2,110	47,787

Audit Report

Audit Report of Accounting Auditor Pertaining to Consolidated Financial Statements

Copy

Independent Auditors' Report

May 11, 2022

Nippon Kanzai Co., Ltd.

To the Board of Directors

P w C Arata LLC
Osaka Office
Designated Limited Liability Partner (Engagement Partner)	CPA	Masahisa Kinoshita
Designated Limited Liability Partner (Engagement Partner)	CPA	Hitomi Uchizono

Audit Opinion

Pursuant to the provisions of Paragraph 4 of Article 444 of the Companies Act, we audited the consolidated financial statements for the year from April 1, 2021, to March 31, 2022, including the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders' equity, and consolidated notes thereto.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and profit and loss for the period covered by the consolidated financial statements of the corporate group consisting of Nippon Kanzai Co., Ltd. and its consolidated subsidiaries in conformity with accounting principles generally accepted in Japan.

Basis of Audit Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibility in auditing standards is set forth in “Auditors' Responsibilities in Auditing Consolidated Financial Statements.” We are independent from the Company and its consolidated subsidiaries and fulfill our other ethical responsibilities as auditors in accordance with our professional ethics regulations. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of the Executive Officer and the Audit Committee to Consolidated Financial Statements

The responsibility of management is to prepare and properly present consolidated financial statements in accordance with corporate accounting principles generally accepted in Japan. This includes the development and operation of internal controls, which management determines are necessary, for the preparation and proper presentation of consolidated financial statements without material misstatement due to fraud or error.

When preparing consolidated financial statements, management shall be responsible for assessing whether it is appropriate to prepare consolidated financial statements based on the going concern assumption and disclosing matters relating to a going concern based on generally accepted corporate accounting standards, if such matters are required to be disclosed in Japan.

The responsibility of the Audit and Supervisory Committee is to monitor the execution of the duties of directors in the development and operation of the financial reporting process.

Other information

The term “other information” herein refers to the business report and its supplementary schedules. Management is responsible for preparing and disclosing the other information. The Audit and Supervisory Committee is responsible for overseeing the Directors’ performance of their duties including the design, implementation and operation of reporting process of the other information. The scope of our audit opinion on the consolidated financial statements does not include the other information and we do not express an opinion on the other information. Our responsibility in auditing the consolidated financial statements is to read through the other information, and in the process of reading it, we examine whether there are material differences between the other information and the consolidated financial statements or the knowledge we have gained in the auditing process, and we also pay attention as to whether there are any indications in the other information of material errors besides such material differences. If we determine there to be material errors in the other information based on the work we have performed, we are required to report those facts. There are no matters to report regarding the other information.

Responsibilities of Auditors in Auditing Consolidated Financial Statements

The auditor’s responsibility is to express an opinion on the consolidated financial statements in the audit report from an independent standpoint, based on audits conducted by the auditors, with reasonable assurance as to whether the consolidated financial statements as a whole contain no material misstatement due to fraud or error. A misstatement is considered to be material if it is likely to occur due to fraud or error, and if individually or aggregated, it is reasonably expected to affect the decision-making of the users of the consolidated financial statements.

The auditor shall, in accordance with the auditing standards generally accepted in Japan, make his or her professional judgment and maintain professional skepticism throughout the course of the audit.

-	Identify and evaluate the risk of material misstatement due to fraud or error. We will also design and implement audit procedures to address material misstatement risks. The selection and application of audit procedures shall be at the discretion of the auditor. In addition, obtain sufficient and appropriate audit evidence to form the basis for the presentation of opinions.

-	Although the purpose of auditing consolidated financial statements is not to express an opinion on the validity of internal controls, the auditor shall consider internal controls relating to audits in order to plan appropriate audit procedures depending on the circumstances when conducting risk assessments.

-	Evaluate the appropriateness of accounting policies adopted by management and their application, the reasonableness of accounting estimates made by management, and the appropriateness of related notes.

-	Conclude whether it is appropriate for management to prepare consolidated financial statements on the assumption that a going concern will prevail and whether, based on the audit evidence obtained, there is significant uncertainty with respect to events or circumstances that would give rise to material doubts about the going concern assumptions. In the event that there is significant uncertainty regarding the going concern assumption, it is required to draw attention in the notes to the consolidated financial statements in the audit report or, if the notes to the consolidated financial statements on significant uncertainty are inappropriate, to express a qualified opinion with exceptive items in the consolidated financial statements. The auditor's conclusions are based on audit evidence obtained by the date of the audit report, while future events and circumstances may prevent the Company from surviving as a going concern.

-	Evaluate: i) whether the presentation and notes to consolidated financial statements conform to corporate accounting standards that are generally accepted in Japan; ii) the presentation, composition and contents of consolidated financial statements, including the related notes; and iii) whether the consolidated financial statements properly present the transactions or accounting events on which the consolidated financial statements are based.

-	Obtain sufficient and appropriate audit evidence on the financial information of the Company and its consolidated subsidiaries in order to express an opinion on the consolidated financial statements. The auditor is responsible for the instructions, supervision and implementation of the audit of consolidated financial statements. The auditor is solely responsible for the auditor’s opinion.

The auditors shall report to the Audit and Supervisory Committee regarding the scope and timing of the planned audit, important audit findings, including significant internal control deficiencies identified during the course of the audit, and other matters required by the audit standards.

The auditors shall report to the Audit and Supervisory Committee regarding: i) the fact that they have complied with the provisions on professional ethics concerning independence in Japan; ii) matters that are reasonably believed to affect the independence of the auditors; and iii) the details of safeguard measures, if any, that have been implemented to eliminate or mitigate impediment factors.

Interest

The Company and its consolidated subsidiaries have no interest in us ( P w C Arata LLC) or our (its) engagement partners that should be stated pursuant to the provisions of the Certified Public Accountants Act.

Audit Report of Accounting Auditor

Copy

Independent Auditors' Report

May 11, 2022

Nippon Kanzai Co., Ltd.

To the Board of Directors

P w C Arata LLC
Osaka Office
Designated Limited Liability Partner (Engagement Partner)	CPA	Masahisa Kinoshita
Designated Limited Liability Partner (Engagement Partner)	CPA	Hitomi Uchizono

Audit Opinion

Pursuant to the provisions of Item 1, Paragraph 2 of Article 436 of the Companies Act, we audited the financial statements for the 57th business year from April 1, 2021, to March 31, 2022, including the balance sheets, statements of income, statements of changes in shareholders' equity, and notes thereto (collectively the “Financial Statements”).

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position and profit and loss for the period covered by the Financial Statements in conformity with accounting principles generally accepted in Japan.

Basis of Audit Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibility in auditing standards is set forth in “Auditors' Responsibilities in Auditing Financial Statements.” We are independent from the Company and fulfill our other ethical responsibilities as auditors in accordance with our professional ethics regulations. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of the Executive Officer and the Audit Committee to Consolidated Financial Statements

The responsibility of management is to prepare and properly present consolidated financial statements in accordance with corporate accounting principles generally accepted in Japan. This includes the development and operation of internal controls, which management determines are necessary, for the preparation and proper presentation of consolidated financial statements without material misstatement due to fraud or error.

When preparing consolidated financial statements, management shall be responsible for assessing whether it is appropriate to prepare consolidated financial statements based on the going concern assumption and disclosing matters relating to a going concern based on generally accepted corporate accounting standards, if such matters are required to be disclosed in Japan.

The responsibility of the Audit and Supervisory Committee is to monitor the execution of the duties of directors in the development and operation of the financial reporting process.

Other information

The term “other information” herein refers to the business report and its supplementary schedules. Management is responsible for preparing and disclosing the other information. The Audit and Supervisory Committee is responsible for overseeing the Directors’ performance of their duties including the design, implementation and operation of reporting process of the other information. The scope of our audit opinion on the Financial Statements does not include the other information and we do not express an opinion on the other information. Our responsibility in auditing the Financial Statements is to read through the other information, and in the process of reading it, we examine whether there are material differences between the other information and the Financial Statements or the knowledge we have gained in the auditing process, and we also pay attention as to whether there are any indications in the other information of material errors besides such material differences. If we determine there to be material errors in the other information based on the work we have performed, we are required to report those facts. There are no matters to report regarding the other information.

Responsibilities of Auditors in Auditing Financial Statements

The auditor’s responsibility is to express an opinion on the Financial Statements in the audit report from an independent standpoint, based on audits conducted by the auditors, with reasonable assurance as to whether the Financial Statements as a whole contain no material misstatement due to fraud or error. A misstatement is considered to be material if it is likely to occur due to fraud or error, and if individually or aggregated, it is reasonably expected to affect the decision-making of the users of the Financial Statements.

The auditor shall, in accordance with the auditing standards generally accepted in Japan, make his or her professional judgment and maintain professional skepticism throughout the course of the audit.

-	Identify and evaluate the risk of material misstatement due to fraud or error. We will also design and implement audit procedures to address material misstatement risks. The selection and application of audit procedures shall be at the discretion of the auditor. In addition, obtain sufficient and appropriate audit evidence to form the basis for the presentation of opinions.

-	Although the purpose of auditing the Financial Statements is not to express an opinion on the validity of internal controls, the auditor shall consider internal controls relating to audits in order to plan appropriate audit procedures depending on the circumstances when conducting risk assessments.

-	Evaluate the appropriateness of accounting policies adopted by management and their application, the reasonableness of accounting estimates made by management, and the appropriateness of related notes.

-	Conclude whether it is appropriate for management to prepare the Financial Statements on the assumption that a going concern will prevail and whether, based on the audit evidence obtained, there is significant uncertainty with respect to events or circumstances that would give rise to material doubts about the going concern assumptions. In the event that there is significant uncertainty regarding the going concern assumption, it is required to draw attention in the notes to the Financial Statements in the audit report or, if the notes to the Financial Statements on significant uncertainty are inappropriate, to express a qualified opinion with exceptive items in the Financial Statements. The auditor’s conclusions are based on audit evidence obtained by the date of the audit report, while future events and circumstances may prevent the Company from surviving as a going concern.

-	Evaluate: i) whether the presentation and notes to consolidated financial statements conform to corporate accounting standards that are generally accepted in Japan; ii) the presentation, composition and contents of consolidated financial statements, including the related notes; and iii) whether the consolidated financial statements properly present the transactions or accounting events on which the consolidated financial statements are based.

The auditors shall report to the Audit and Supervisory Committee regarding the scope and timing of the planned audit, important audit findings, including significant internal control deficiencies identified during the course of the audit, and other matters required by the audit standards.

The auditors shall report to the Audit and Supervisory Committee regarding: i) the fact that they have complied with the provisions on professional ethics concerning independence in Japan; ii) matters that are reasonably believed to affect the independence of the auditors; and iii) the details of safeguard measures, if any, that have been implemented to eliminate or mitigate impediment factors.

Interest

The Company has no interest in us ( P w C Arata LLC) or our (its) engagement partners that should be stated pursuant to the provisions of the Certified Public Accountants Act.

Audit Report of Audit and Supervisory Committee

Copy

Audit Report

We (the Audit and Supervisory Committee) audited the performance of duties by directors of the Company during the 57th fiscal year from April 1, 2021 to March 31, 2022. We hereby report our audit methods and results as follows:

1. The methods and details of the audit

The Audit & Supervisory Committee received periodic reports from the directors and employees of the Company regarding the resolutions of the Board of Directors for the matters listed in Article 399-13, Paragraph 1, Item 1 (b) and (c) of the Companies Act, and the development and implementation of the Company’s structure of internal control system, which has been developed based on such resolutions. We also sought explanations from the Company as necessary, expressed our opinions, and conducted audit using the following methods.

(1) In accordance with the audit policy and the division of duties established by the Audit & Supervisory Committee, we attended important meetings in cooperation with the Internal Audit Department of the Company, received reports from the Company’s directors and employees, etc. regarding the matters relating to the execution of duties, requested explanations as necessary, inspected significant approval documents, etc., and audited the status of operations and assets at the principal (head) office, headquarters, and major business offices of the Company. In addition, we met regularly every month to preliminary review the items on the agenda for the meetings of the Board of Directors, share the status and results of activities engaged by each Audit and Supervisory Committee member, and exchange opinions with each other. With regard to the Company’s subsidiaries, we communicated with their directors and corporate auditors exchanging information, and received reports, as necessary, from them on the subsidiaries’ business.

(2) We monitored and verified whether the accounting auditor maintains its independent position and has conducted an appropriate audit. We also received reports from the accounting auditor on the status of performance of their duties, and requested explanations from them as necessary. In addition, we received notice from the accounting auditor, informing us that they have been developing the “System to Ensure Proper Performance of Duties” (the matters listed in each item of Article 131 of the Regulation on Corporate Accounting) in accordance with the “Quality Control Standards for Audits” (October 28, 2005, Business Accounting Council), etc.. We sought explanations from them as necessary.

Based on the above methods, we examined the business report and its supplementary schedules, financial statements (balance sheet, profit and loss statement, statement of changes in shareholders’ equity, and non-consolidated notes thereto), the annexed detailed statements thereof, and the consolidated financial statements (consolidated balance sheet, consolidated profit and loss statement, consolidated statement of changes in shareholders’ equity, and consolidated notes thereto) for the relevant business year.

2. Audit results

(1)	Audit results concerning business reports

(a)	We confirm that the business report and supplementary schedules thereof accurately indicate the status of the Company in accordance with laws and regulations and the Articles of Incorporation.

(b)	There were neither misconducts concerning the performance of duties by the Company’s directors nor material violation of laws and regulations or the Articles of Incorporation.

(c)	We confirm that the resolution of the Board of Directors’ meeting on the internal control system is appropriate. Further, there are no particular matters needed to be noted with regard to the details of the business reports on the internal control system and the execution of Company directors’ duties.

(2)	Audit results concerning non-consolidated financial statements and supplementary schedules

We confirm that the audit methods and results reported by the accounting auditor, PwC Aarata LLC, are adequate and reasonable.

(3)	Audit results concerning the consolidated financial statements

We confirm that the audit methods and results reported by the accounting auditor, PwC Aarata LLC, are adequate and reasonable.

May 12, 2022

Nippon Kanzai Co., Ltd.

Audit and Supervisory Committee
Chair of the Committee	Shingo Inui (Seal)
Member of the Committee	Yoshiro Yamashita (Seal)
Member of the Committee	Kouta Kosuga (Seal)
Member of the Committee	Takako Okada (Seal)

(NOTE) Members of the Audit and Supervisory Committee, namely, Shingo Inui, Yoshiro Yamashita, Kouta Kosuga and Takako Okada are outside directors as stipulated in Item 15 of Article 2 and Paragraph 6 of Article 331 of the Companies Act.

Reference Documents for the General Meeting of Shareholders

Proposals to be voted on and Reference Matters

Item 1 Appropriation of Surplus

Putting high priority on the dividend policy for our shareholders, we consider it to be our basic policy that maintaining stable dividend and returning fair profit to them in accordance with the Company’s business performance, while also taking into account the future business development as well as strengthening our management structure. The Company proposes the year-end dividend of JPY 27 per share.

Matters relating to the year-end dividend:

(1)	Type of dividend property

Cash

(2)	Matters concerning the allocation of dividend property and the total amount thereof JPY 27 per share of common stock of the Company

Total amount: JPY 1,009, 348, 938

(3)	Effective date of distribution of surplus

June 20, 2022

Item 2 Approval of Share Transfer Plan

The Company resolved, at its meeting of the Board of Directors held on May 12, 2022, to incorporate a holding company (wholly owning parent company) “NIPPON KANZAI Holdings Co., Ltd.” (the “Holding Company”) through a sole share transfer (the “Share Transfer”) on April 3, 2023 (tentative date).

In this item on the agenda, we propose, and ask for your approval for, the plan of the Share Transfer (the “Share Transfer Plan”). The reasons for the Share Transfer and the details of the Share Transfer Plan are as follows:

1.	Background and Purpose of Transition to Holding Company Structure through Sole Share Transfer

(1)

Background of Transition to Holding Company Structure

Since our founding in 1965, we have been entrusted with our customers’ valuable building assets, based on the belief that our mission is to ensure that buildings are always healthy and can be used with a sense of security. During that time, amidst the diversification and complexity of customer needs in response to changes in social conditions, we have continuously evolved contents, intended applications, levels, etc. of our services, aiming to be a “company that contributes to society through continuous growth,” and we have provided quality services always from the customers’ perspective.

In order to further accelerate our group’s business development and achieve sustainable growth in the future, we believe it is necessary to review our group’s organizational structure and further strengthen each business while leveraging group synergies. We also believe it is necessary to train group management personnel through experience at each operating company. From the above perspective, we have determined that it is optimal for our group to transition to a holding company structure, as a new group management organizational structure. The Holding Company, which specializes in group management functions, formulates management strategies, optimizes management resources, and strengthens functions, whereas operating companies conduct speedy management in line with the business environment based on their respective responsibility and authority, by which we aim to realize further growth of our group.

(2)	Purpose of Transition to Holding Company Structure

The purpose of our group’s transition to a holding company structure is as follows:

(i)

Strengthening of Group Headquarter Functions

Our group will strengthen its functions by separating the group management function from the business execution function, with the Holding Company specializing in the group management function. In addition, we believe that by consolidating common and cross-sectional functions into the Holding Company, group synergies can be leveraged.

(ii)	Delegation of Authority to Each Business and Speed-Up of Decision-Making

By spinning off the building maintenance business and giving it responsibility and authority, we will realize speedy business operations in accordance with the business environment. We believe that by becoming an operating company with greater autonomy and freedom, we will be able to respond more quickly to customer needs and operate more closely to the site.

(iii)	Development of Group Management Personnel

We will develop group management personnel by having them accumulate management experience at operating companies under the umbrella of the Holding Company. In addition, we are imagining that we will identify, train, manage, and promote personnel who will be responsible for the next generation of group management under the leadership of the Holding Company.

2.	Procedures for Transition to Holding Company Structure

After the incorporation of the Holding Company, we plan to reorganize our subsidiaries as subsidiaries of the Holding Company.

As a result of the Share Transfer, the Company will become a wholly-owned subsidiary company of the Holding Company, and therefore the Company’s shares are to be delisted. For the shares in the Holding Company that will be allocated to all shareholders of the Company, however, the Company plans to apply for a newly listing (technical listing) of the shares of the Holding Company on the Prime Section of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”). Although the listing date will depend on the Tokyo Stock Exchange’s review, it is scheduled for the tentative date of April 3, 2023, which is the effective date of the Share Transfer.

3.	Outline of the Share Transfer Plan

The details of the Share Transfer are described in the following the “Share Transfer Plan (Copy)”.

Share Transfer Plan (Copy)

We, NIPPON KANZAI Co., Ltd. (the “Company”), shall hereby prepare the Share Transfer Plan (the “Plan”) below, with regard to (through a method of sole share transfer) the share transfer transaction for the purpose of incorporating a wholly owning parent company (the “Holding Company”) (the “Share Transfer”), which makes the Company its wholly-owned subsidiary.

Article 1	Purpose, trade name, location of the (registered) head office, total number of authorized shares and other matters of the Holding Company as stipulated in its Articles of Incorporation

1.	The purpose, trade name, location of the head office, and total number of authorized shares of the Holding Company shall be as follows:

(1)	Purpose

The purpose of the Holding Company shall be as set forth in Article 2 of the “Articles of Incorporation of NIPPON KANZAI Holdings Co., Ltd.,” (Exhibit).

(2)	Trade Name

The trade name of the Holding Company shall be “日本管財ホールディングス株式会社 (NIPPON KANZAI Holdings Kabusiki Kaisha)” or “NIPPON KANZAI Holdings Co., Ltd.” in English.

(3)	Location of (registered) Head Office

The head office of the Holding Company shall be located in Nishinomiya City, Hyogo Prefecture.

(4)	Total Number of Authorized Shares

The total number of shares authorized to be issued by the Holding Company shall be 160,000,000 shares.

2.	In addition to the matters listed in the preceding paragraph, the matters stipulated in the Articles of Incorporation of the Holding Company shall be provided in the Exhibit attached hereto, the “Articles of Incorporation of NIPPON KANZAI Holdings Co., Ltd.”

Article 2	Names of the Directors at Incorporation of the Holding Company and the names of the Accounting Auditor at Incorporation

1.	The names of the Directors at Incorporation (excluding those who are Audit & Supervisory Committee Member at Incorporation) of the Holding Company shall be as follows:

Takeshi Fukuda, Director

Shintaro Fukuda, Director

Mamoru Yasuda, Director

Yoshikazu Tokuyama, Director

Kunio Takahashi, Director

Naoki Furuya, Director

Yasuhiro Harada, Director

Masahiro Wakamatsu, Director

2.	The names of the Directors at Incorporation who are Audit & Supervisory Committee Members at Incorporation of the Holding Company shall be as follows:

Shingo Inui, Director

Yoshiro Yamashita, Director

Kouta Kosuga, Director

Takako Okada, Director

3.	The name of the Accounting Auditor at Incorporation of the Holding Company shall be as follows:

PwC (PricewaterhouseCoopers) Aarata LLC

Article 3 Shares to be delivered and allocated upon the Share Transfer

1.	Upon the Share Transfer, the Holding Company shall allocate to our shareholders listed or recorded in our shareholder registry as of the date immediately prior to the day when the Holding Company has acquired all of the Company’s issued shares through the Share Transfer (the “Record Date”), the common shares of the Holding Company in the same number as, and in lieu of, the total number of common shares issued by the Company and held by such shareholders at the Record Date.

2.	The shares in the Holding Company to be delivered pursuant to the provisions of the preceding paragraph shall be allocated to the shareholders of the Company at the Record Date at the ratio of one (1) common share in the Holding Company for every one (1) share in the Company held by such shareholders.

Article 4 Matters concerning the amounts of stated capital and reserves of the Holding Company

1.	Amount of stated capital

JPY 3,000,000,000

2.	Amount of capital reserves

JPY 750,000,000

3.	Amount of retained earnings reserves

JPY 0

Article 5 Date of incorporation of the Holding Company

The date on which the incorporation of the Holding Company is to be registered (the “Incorporation Date”) shall be April 3, 2023; provided, however, that where necessary in the course of the procedures for the Share Transfer or for other reasons, such date may be changed by a resolution of the Board of Directors of the Company.

Article 6 General Meeting of Shareholders to approve the Plan

The Company shall convene the Ordinary General Meeting of Shareholders to be held on June 17, 2022, for approval of the Plan and for other resolutions on matters necessary for the Share Transfer; provided, however, that where necessary in the course of the procedures for the Share Transfer or for other reasons, such date may be changed by a resolution of the Board of Directors of the Company.

Article 7 Share listing

The Holding Company intends to list its common shares on the Tokyo Stock Exchange, Inc., as of the Incorporation Date.

Article 8 Administrator of shareholder registry

The administrator of the shareholder registry of the Holding Company shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 9 Amendment to the terms of the Share Transfer and Suspension of the Share Transfer

In the event of a material change in the financial or business condition of the Company or of a significant hindrance to the implementation of the Share Transfer due to a natural disaster or other causes during the period after preparation of the Plan until the Incorporation Date, the Company may, by resolution of its Board of Directors, amend the Plan or suspend the Share Transfer.

Article 10 Effectiveness of the Plan

The Plan shall cease to be effective in either of the following cases:

(1)	In the event that the approval of the Plan is not obtained at the General Meeting of Shareholders of the Company by the day prior to the Incorporation Date; or

(2)	In the event that the approval, etc. of the relevant government agencies required under the applicable laws and regulations in Japan or other countries is not obtained by the Incorporation Date, or if such approval, etc. is subject to conditions or restrictions that would seriously hinder the implementation of the Share Transfer.

May 12, 2022

9-16, Rokutanji-cho, Nishinomiya City, Hyogo

NIPPON KANZAI Co., Ltd.

Shintaro Fukuda, President and Representative Director (Seal)

(Exhibit)

Articles of Incorporation of NIPPON KANZAI Holdings Co., Ltd.

Chapter 1 General Provisions

Article 1 (Corporate Name)

The name of the Company shall be NIPPON KANZAI Holdings Kabusiki Kaisha, and in English referred to as NIPPON KANZAI Holdings Co., Ltd.

Article 2 (Objectives)

The objectives of the Company shall be to engage in the following lines of business and to control and manage the business activities of companies (including foreign companies), general partnerships (including those equivalent to general partnerships in foreign countries), or any other business entities similar thereto by owning shares or equity of such companies, general partnerships, etc. engaging in the following lines of business:

1.	Maintenance services for buildings and related facilities;

2.	Security contracting and security-related services;

3.	Operation, maintenance, inspection and management services for incinerators, water supply and sewerage systems, and other environmental sanitation facilities;

4.	Worker dispatching services;

5.	Fee-charging employment placement services;

6.	Information collection and provision and consulting services concerning the management, leasing, sale and purchase and brokerage of real estate, and services related to the mediation, agency, investigation, inspection and appraisal thereof;

7.	Investment advisory services for real estate, real estate securitization products, etc., and business intermediary, agency, investigation and consulting services related thereto;

8.	Holding, investment, management and transaction of beneficial interests, and business intermediary, agency, investigation and consulting services related thereto;

9.	Real estate brokerage business and consulting services therefor;

10.	Services related to the sorting, packaging, packing, and loading/unloading work of various products at product distribution centers;

11.	Architectural design and management; and first class architect’s office management;

12.	Execution of and services for construction work, civil engineering work, scaffolding and earth work, electrical work, pipe work, painting work, waterproofing work, firefighting facilities work, steel structure work, dredging work, machinery installation work, water supply facilities work, sanitation facilities work, carpentry work, plastering work, masonry work, roofing work, tile, brick and block work, reinforcement work, paving work, sheet metal work, glass work, interior finish work, heat insulation work, fittings work and demolition work;

13.	Services related to the disposal of industrial waste;

14.	Various work on, and inspection and maintenance services for equipment and facilities of fire defense, elevator, heating and cooling, air conditioning, water supply and drainage, sanitary, etc.;

15.	Sales of industrial chemicals for water treatment such as flocculants and precision equipment such as pumps;

16.	Sales of interior goods, furniture, household appliances, daily necessities, general merchandise and foodstuffs;

17.	Planning, editing, production and management services for events, advertisements, printed materials, sounds and video;

18.	Life insurance sales and non-life insurance agency business;

19.	Energy conservation support services;

20.	Business under the Financial Instruments and Exchange Act of Japan;

21.	Business under the Act on Specified Joint Real Estate Ventures of Japan;

22.	Trading of bonds and consulting services related thereto;

23.	Ownership, sale and purchase of real estate, and broking business thereof;

24.	Real estate mortgage lending and other monetary lending;

25.	Creation and development of land;

26.	Travel agency business and hotel management;

27.	Management of entertainers and supervision thereof;

28.	Advertising agency business;

29.	Services related to condominium management;

30.	Entrusted business of computer-based calculation and preparation of any corporate business forms or documents;

31.	Development and sales of and consulting services for computer software;

32.	Agency services for salary calculation;

33.	Labor consulting services; and

34.	Any other lines of business incidental or related to the preceding items.

Article 3 (Location of Head Office)

The head office of the Company shall be located in Nishinomiya City, Hyogo Prefecture.

Article 4 (Public Notice)

Any public notice of the Company shall be given in the form of an electronic public notice; however, in cases where it is unable to give public notice by way of electronic public notice due to an accident or other unavoidable circumstances, it shall be given in the Nihon Keizai Shimbun (Nikkei) newspaper.

Chapter 2 Shares

Article 5 (Total Number of Authorized Shares)

The total number of shares authorized to be issued by the Company shall be one hundred and sixty million (160,000,000) shares.

Article 6 (Share Unit)

The number of shares which shall constitute one unit of shares (“Share Unit”) of the Company shall be one hundred (100) shares.

Article 7 (Acquisition of Treasury Shares)

The Company may acquire its own shares through market transactions, etc. by a resolution of the board of directors.

Article 8 (Demand for Sale of Shares Less than One Unit)

1.	A shareholder who holds shares in a number less than one (1) Share Unit (“Shares Less than One Unit”) may demand that the Company sell its shares in the number that shall constitute one (1) Share Unit if added to the Shares Less than One Unit held by the shareholder (the “Additional Purchase”).

2.	In cases where a shareholder requested to make the Additional Purchase as set forth in the preceding paragraph, if the Company does not hold the sufficient number of shares to be sold to the shareholder (as constituting one (1) Share Unit together with the Shares Less than One Unit held by the shareholder), the Company may refuse such request.

Article 9 (Restrictions on Rights of Shareholders Holding Shares Less than One Unit)

A shareholder holding Shares Less than One Unit of the Company may not exercise any rights other than those listed below.

(1)	The rights listed in each item of Article 189(2) of the Companies Act.

(2)	The right to demand that the Company acquire the shares with put option held by such shareholder.

(3)	The right to allotment of shares for subscription or share options for subscription.

(4)	The right to request to make the Additional Purchase.

Article 10 (Administrator of Shareholder Registry)

1.	The Company shall have an administrator of shareholder registry.

2.	The administrator of shareholder registry and its place for handling business shall be appointed and designated by a resolution of the board of directors, and public notice thereof shall be given.

Article 11 (Share Handling Regulations)

Entries or recording in the shareholder registry and share option registry, purchases or Additional Purchases of Shares Less than One Unit, other handling and commissions relating to shares and share options, procedures for exercising the rights of shareholders, etc. shall be governed by the share handling regulations established by the board of directors, in addition to laws and regulations and these Articles of Incorporation.

Article 12 (Record Date)

1.	The Company shall designate the shareholders holding voting rights who are stated or recorded in the Company’s shareholder registry at the close of business on March 31 of each year as the shareholders who are entitled to exercise their rights at the annual shareholders meeting pertaining to that business year.

2.	Notwithstanding the preceding paragraph, the Company may, whenever deemed necessary, designate the shareholders or registered pledgees of shares who are stated or recorded in the Company’s shareholder registry at the close of business on a certain date as the shareholders or registered pledgees of shares who are entitled to exercise their rights, by giving public notice thereof in advance, based on a resolution of the board of directors.

Chapter 3 Shareholders Meeting

Article 13 (Convocation)

An annual shareholders meeting shall be convened within three (3) months from April 1 of each year, and an extraordinary shareholders meeting shall be convened when necessary.

Article 14 (Convener and Chairperson)

1.	Unless otherwise provided by law, a shareholders meeting shall be convened by the president-director of the Company based on a resolution of the board of directors. If the president-director is unable to do so, one of the other directors shall take his/her place in accordance with the order of priority predetermined by the board of directors.

2.	The president-director shall act as the chairperson at a shareholders meeting. If the president-director is unable to do so, one of the other directors shall take his/her place in accordance with the order of priority predetermined by the board of directors.

Article 15 (Electronic Provision Measures, etc.)

1.	The Company shall, at the time of convening a shareholders meeting, take electronic measures for providing the information contained in the reference documents for the shareholders meeting, etc.

2.	The Company may, with respect to all or part of the matters prescribed by the Order of the Ministry of Justice for which the electronic provision measures are to be taken, omit to state such matters in the documents to be delivered to the shareholders who have requested the delivery of the documents by the record date for voting rights.

Article 16 (Method of Adopting Resolutions)

1.	Unless otherwise provided by law or these Articles of Incorporation, resolutions of a shareholders meeting shall be adopted by a majority of the voting rights of the shareholders who are present thereat and entitled to exercise their voting rights.

2.	Unless otherwise provided by these Articles of Incorporation, any resolution pursuant to Article 309(2) of the Companies Act shall be adopted, when shareholders holding not less than one-third (1/3) of the voting rights owned by all shareholders of the Company who are entitled to exercise their voting rights are present at the meeting, by not less than two-thirds (2/3) of the voting rights of the shareholders so present.

Article 17 (Voting by Proxy)

1.	Any shareholder may exercise his/her voting rights by a proxy who is a shareholder of the Company having voting rights.

2.	In the event of the preceding paragraph, the shareholder or his/her proxy shall submit to the Company a certificate of the power of attorney at each shareholders meeting.

Article 18 (Minutes)

The outline and results of the proceedings of a shareholders meeting and other matters stipulated by law shall be stated or recorded in the minutes.

Chapter 4 Directors and Board of Directors

Article 19 (Establishment of Board of Directors)

The Company shall have a board of directors.

Article 20 (Number of Directors)

1.	The Company shall have not more than ten (10) directors (excluding Audit and Supervisory Committee Members (defined below)).

2.	The Company shall have not more than five (5) directors who are members of the audit and supervisory committee (“Audit and Supervisory Committee Members”).

Article 21 (Election of Directors)

1.	Directors shall be elected by a resolution of a shareholders meeting by distinguishing Audit and Supervisory Committee Members from the other directors.

2.	A resolution for the election of directors shall be adopted, when shareholders holding not less than one-third (1/3) of the voting rights owned by all shareholders of the Company who are entitled to exercise their voting rights are present at the meeting, by a majority of the voting rights of the shareholders so present.

3.	A resolution for the election of directors shall not be by cumulative voting.

Article 22 (Term of Office of Directors)

1.	The term of office of directors shall expire at the close of the annual shareholders meeting with respect to the last business year ending within one (1) year after their election.

2.	Notwithstanding the provisions of the preceding paragraph, the term of office of Audit and Supervisory Committee Members shall expire at the close of the annual shareholders meeting with respect to the last business year ending within two (2) year after their election.

3.	The term of office of Audit and Supervisory Committee Members elected to fill a vacancy shall expire at the time when the term of office of their predecessors would have expired.

Article 23 (Representative Directors and Directors with Title)

1.	The Company shall appoint representative directors by a resolution of the board of directors.

2.	The representative director shall represent the Company and execute the business of the Company.

3.	The board of directors may, by a resolution of the board of directors, appoint one (1) president-director from among the directors, and where necessary, one (1) executive chairman of the board of directors, a few vice presidents, a few senior managing directors, and a few managing directors.

Article 24 (Convener and Chairperson)

1.	Unless otherwise provided by law, the president-director shall convene a board of directors meeting and act as its chairperson.

2.	If the president-director is unable to do so, one of the other directors shall take his/her place in accordance with the order of priority predetermined by the board of directors.

Article 25 (Notice of Board of Directors Meeting)

1.	In order to convene a board of directors meeting, notice to that effect shall be sent to each director three (3) days prior to the date of the meeting; however, the period may be shortened in case of emergency.

2.	A board of directors meeting may be held without taking the convocation procedures if the consents of all directors are obtained.

Article 26 (Method of Adopting Resolutions)

Any resolution of a board of directors meeting shall be made by a majority of the directors present at the meeting where a majority of the directors are present.

Article 27 (Omission of Resolutions)

If all directors agree to the matters to be resolved at a board of directors meeting in writing or by means of electromagnetic records, it shall be deemed that a resolution to approve such matters has been adopted by the board of directors.

Article 28 (Delegation of Decisions on Execution of Operations to Directors)

Pursuant to the provisions of Article 399-13(6) of the Companies Act, the Company may delegate all or part of the decisions on execution of important operations (excluding the matters listed in each item of Article 399-13(5) of the Companies Act) to directors by the resolution of the board of directors.

Article 29 (Minutes)

The outline and results of the proceedings of a board of directors meeting and other matters stipulated by law shall be stated or recorded in the minutes, and the directors present shall affix their names and seals thereto, or affix their electronic signatures thereto.

Article 30 (Exemption from Liability of Directors)

1.	The Company may, if the requirements stipulated by law is met, exempt directors (including former directors) from liability for damages under Article 423(1) of the Companies Act to the extent of the amount obtained by deducting the minimum amount of liability stipulated by law from the actual liability for damages, by a resolution of the board of directors.

2.	The Company may, if the requirements stipulated by law is met, enter into an agreement with directors (excluding those who are executive directors, etc.) that will limit their liability for damages under Article 423(1) of the Companies Act; provided, however, that the limit of liability for damages under such agreement shall be the minimum amount of liability stipulated by law.

Article 31 (Division of Duties)

1.	The president-director shall supervise the entire business of the Company.

2.	The executive chairman of the board of directors, vice presidents, senior managing directors, managing directors, and other directors (excluding outside directors and Audit and Supervisory Committee Members) shall respectively assist the president-director and perform their own duties with respect to the prescribed matters.

Article 32 (Remunerations of Directors)

The remunerations of directors shall be determined by a resolution of a shareholders meeting by distinguishing Audit and Supervisory Committee Members from the other directors.

Article 33 (Regulations of Board of Directors)

Matters relating to the board of directors shall be governed by the regulations of the board of directors established by the board of directors, in addition to laws and regulations and these Articles of Incorporation.

Chapter 5 Audit and Supervisory Committee

Article 34 (Establishment of Audit and Supervisory Committee)

The Company shall have an audit and supervisory committee.

Article 35 (Notice of Audit and Supervisory Committee Meeting)

1.	In order to convene an audit and supervisory committee meeting, notice to that effect shall be sent to each Audit and Supervisory Committee Member three (3) days prior to the date of the meeting; however, the period may be shortened in case of emergency.

2.	An audit and supervisory committee meeting may be held without taking the convocation procedures if the consents of all Audit and Supervisory Committee Members are obtained.

Article 36 (Method of Adopting Resolution)

Any resolution of an audit and supervisory committee meeting shall be made by a majority of Audit and Supervisory Committee Members present at the meeting where a majority of Audit and Supervisory Committee Members are present.

Article 37 (Minutes)

The outline and results of the proceedings of an audit and supervisory committee meeting and other matters stipulated by law shall be stated or recorded in the minutes, and Audit and Supervisory Committee Members present shall affix their names and seals thereto, or affix electronic signatures thereto.

Article 38 (Regulations of Audit and Supervisory Committee)

Matters relating to the audit and supervisory committee shall be governed by the regulations of the audit and supervisory committee established by the audit and supervisory committee, in addition to laws and regulations and these Articles of Incorporation.

Chapter 6 Accounting Auditors

Article 39 (Establishment of Accounting Auditors)

The Company shall have accounting auditors.

Article 40 (Election of Accounting Auditors)

Accounting auditors shall be elected by a resolution of a shareholders meeting.

Article 41 (Term of Office of Accounting Auditors)

1.	The term of office of accounting auditors shall expire at the close of the annual shareholders meeting with respect to the last business year ending within one (1) year after their election.

2.	Unless otherwise resolved at the annual shareholders meeting under the preceding paragraph, the accounting auditors shall be deemed to have been re-elected at such annual shareholders meeting.

Article 42 (Remunerations of Accounting Auditors)

The remunerations of accounting auditors shall be determined by the representative directors with the consent of the audit and supervisory committee.

Chapter 7 Accounts

Article 43 (Business Year)

The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

Article 44 (Year-end Dividends)

The Company shall pay dividends of surplus in money to the shareholders or registered pledgees of shares who are stated or recorded in the Company’s shareholder registry at the close of business on March 31 of each year (“Year-end Dividends”), based on a resolution of the shareholders meeting.

Article 45 (Interim Dividends)

The Company may, by a resolution of the board of directors, distribute dividends of surplus as set forth in Article 454(5) of the Companies Act to the shareholders or registered pledgees of shares who are stated or recorded in the Company’s shareholder registry at the close of business on September 30 of each year (“Interim Dividends”).

Article 46 (Period of Exclusion Regarding Year-end Dividends, etc.)

If Year-end Dividends and Interim Dividends are not received within full three (3) years from the date of commencement of payment thereof, the Company shall be relieved of its obligation to pay such Year-end Dividends and Interim Dividends. Unpaid Year-end Dividends and Interim Dividends shall bear no interest.

Supplementary Provisions

Article 1 (First Business Year)

Notwithstanding the provisions of Article 43, the first business year of the Company shall commence on the date of incorporation of the Company and end on March 31, 2024.

Article 2 (First Remuneration of Directors)

Notwithstanding the provisions of Article 32, the amount of remunerations of directors of the Company during the period from the date of incorporation of the Company until the time of the first annual shareholders meeting of the Company shall be as follows:

1.	The total amount of remunerations of directors (not being Audit and Supervisory Committee Members) shall be one billion (1,000,000,000) yen or less per year (excluding the salary paid as an employee if any director concurrently serves as an employee).

2.	The total amount of remuneration of Audit and Supervisory Committee Members shall be one hundred million (100,000,000) yen or less per year.

Article 3 (Deletion of Supplementary Provisions)

These Supplementary Provisions shall be deleted at the close of the first annual shareholders meeting of the Company.

4. Summary of the particulars listed in the items of Article 206 of the Regulations for Enforcement of the Companies Act

(1) Particulars regarding appropriateness of the provisions on the consideration for a share transfer

(i) Particulars regarding appropriateness of the shares to be delivered

The Share Transfer is intended to establish the Holding Company, which is the wholly-owning parent company incorporated through a sole share transfer of the Company. Accordingly, since there will be no change in the shareholding structure of the Company at the time of the Share Transfer and that of the Holding Company thereupon, in order to, most importantly, avoid causing any disadvantage to our shareholders, we have decided to allocate one (1) share of common stock of the Holding Company for each share of the Company’s common stock held by our shareholders. For this reason, no calculation of share transfer ratio has been conducted by any third party institution.

The number of new shares to be delivered by the Holding Company as a result of the Share Transfer, is expected to be 41,180,306; provided, however, that in the event the total number of issued shares of the Company changes prior to the effective date of the Share Transfer, the above number of new shares to be delivered by the Holding Company may fluctuate. For the avoidance of doubt, the treasury shares held by the Company as of the effective date of the Share Transfer shall be subject to the allocation under the Share Transfer procedures as well, and therefore one (1) treasury share of the Holding Company shall be allocated for each treasury share of the Company.

(ii) Particulars regarding appropriateness of the amount of stated capital and reserves

The amount of stated capital and reserves of the Holding Company is provided within the scope of the applicable laws and regulations, and thus is determined to be reasonable in light of the purpose and size of the Holding Company and its capital policies etc. after the incorporation.

(2) Particulars regarding a wholly-owned subsidiary company resulting from a share transfer

So far, and at the present time, disposal of important property, burden of major obligations, or any other event that has material impact on the status of the Company property has not occurred after the last day of the most recent business year.

5. Matters concerning the persons who will become directors (excluding those who are the audit and supervisory committee members) of the Holding Company

The persons who will become directors (excluding those who are the audit and supervisory committee members) of the Holding Company are described in the following table. For the purpose of this Section 5, the “Company” refers to NIPPON KANZAI Co., Ltd., and the number of shares held by each candidate in the parentheses “( )” of the column “Number of the Company’s shares held” as in the table below shows “the number of the Holding Company’s shares to be allocated.”

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Takeshi Fukuda (September 6, 1940)	Oct. 1965	Founded the Company and assume the position of President and Representative Director.	949,008 shares (949,008 shares)
	Aug. 1972	Founded Nippon Kanzai Service Co., Ltd. and assumed the position of President and Representative Director.
	Dec. 1978	Founded Three-s inc. and assumed the position of President and Representative Director. (to present)
	Apr. 2002	Became Chairman and Representative Director of NKS Co., Ltd.
	Apr. 2008	Became Chairman and Representative Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: Until now, he has been involved in the overall management of our group. Currently, as the Chairman and Representative Director, he is responsible for leading our group with strong leadership, as well as overseeing the execution of business. Taking into account the fact that he is well-versed in the industry situation and our business and possesses advanced knowledge and judgment based on his abundant experience, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.
Shintaro Fukuda (June 29, 1965)	Mar. 1998	Joined the Company as Chief Information Officer.	2,066,802 shares (2,066,802 shares)
	June 1998	Became Director and Chief Information Officer of the Company.
	June 1999	Became the Company’s Managing Director in charge of planning.
	Aug. 2002	Became President and Representative Director of Japan Property Solutions, Ltd.
	Oct. 2002	Became the Company’s Senior Managing Director in charge of Corporate Strategy Planning Department and Information System Department.
	June 2005	Became Chairman of the Board of Japan Property Solutions, Ltd.
	Oct. 2006	Became Director of Nippon Service Master Y.K. (to present)
	Apr. 2008	Became President and Representative Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: Until now, he has been expanding our business scope and promoting management reforms, and is currently leading our group with strong leadership as the President and Representative Director. Taking into account the fact that he is well-versed in the industry situation and our business and possesses advanced knowledge and foresight based on his abundant experience, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Mamoru Yasuda (June 18, 1955)	Apr. 1981	Joined the Company.	40,326 shares (40,326 shares)
	June 2004	Became Head of Corporate Strategy Planning Department as Director of the Company.
	Feb. 2007	Became Deputy Head of Marketing Supervising Division (Eastern Japan) as Managing Director of the Company.
	June 2011	Became the Company’s Senior Managing Director in charge of corporate strategy planning and corporate management efficiency improvement for group companies.
	Apr. 2012	Became Head of General Administration Supervising Division as Senior Managing Director of the Company.
	June 2019	Became President and Representative Director of NKJ Holding Co., Ltd.
	July 2020	Became the Company’s Senior Managing Director in charge of business management.
	Dec. 2020	Became the Company’s Senior Managing Director in charge of business management, and human resources and executive secretariat.
	Aug. 2021	Became the Company’s Senior Managing Director in charge of business management, human resources and executive secretariat, corporate strategy planning, and overseas business. (to present)
	Oct. 2021	Became President and Director of NIPPON KANZAI USA, INC. (to present)
May 2022

Became President and Representative Director of Nippon Kanzai Housing Management Co., Ltd. (to present)

Became President and Representative Director of Japan Housing Management Co. (to present)

Became President and Representative Director of NJK Staff Service Co., Ltd. (to present)

Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our business in various divisions, including the sales, building management and administrative divisions, and has a wealth of knowledge and practical experience. Currently, as the person in charge of the management and human resources and in charge of the corporate strategy planning and overseas business, he is responsible for managing and overseeing our group beyond its framework in order to realize the medium-to long-term management strategy from a broad perspective. Based on his advanced knowledge of our business, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Yoshikazu Tokuyama (December 3, 1956)	Apr. 1979	Joined the Company.	7,900 shares (7,900 shares)
	June 2010	Became President and Representative Director of Japan Environmental Solutions, Ltd. (to present)
	June 2011	Became the Company’s Senior Managing Director in charge of sales.
	Oct. 2011	Became President and Representative Director of FCH Partners K.K.
	Dec. 2013	Became the Company’s Senior Managing Director in charge of corporate strategy.
	Apr. 2017	Became Head of Engineering Supervising Division as Senior Managing Director of the Company. (to present)
	May 2022	Became President and Representative Director of Nihon Kanzai Kankyo Service Co., Ltd. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our sales, planning and engineering divisions, and has a wide range of practical experience. Currently, he supervises our engineering, procurement, and quality control divisions. Based on his advanced knowledge of our business, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.
Kunio Takahashi (October 11, 1954)	June 2010	Became the Company’s Managing Director residing in Tokyo.	2,800 shares (2,800 shares)
	June 2012	Became Head of Engineering Supervising Division as Senior Managing Director of the Company.
	Dec. 2013	Became Head of Property Service Supervising Division as Senior Managing Director of the Company.
	June 2014	Became Vice President and Representative Director of Joetsu Civic Service K.K.
	Apr. 2017	Became Head of Marketing Supervising Division as Senior Managing Director of the Company.
	June 2017	Became President and Representative Director of FCH Partners K.K. (to present) Became President and Representative Director of Oita Eki Minami Community Service K.K. (to present)
	Dec. 2018	Became President and Representative Director of Sawara Green Terrace K.K. (to present)
	Apr. 2020	Became President and Representative Director of Fukuoka Culture Base K.K. (to present)
	Apr. 2022	Became Head of Property Service Supervising Division as Senior Managing Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our management based on his abundant practical experience in the financial industry, and currently supervises our building management and operations division. Based on his advanced knowledge of our business, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Naoki Furuya (January 27, 1956)	Mar. 1981	Joined the Company.	21,100 shares (21,100 shares)
	June 2009	Became Head of Property Service Supervising Division (Eastern Japan) as Director of the Company.
	Apr. 2010	Became the Company’s Director in charge of property services.
	June 2011	Became Vice President and Representative Director of Joetsu Civic Service K.K.
	Apr. 2012	Became Head of Property Service Supervising Division as Director of the Company.
	Dec. 2013	Became the Company’s Director in charge of human resources, executive secretariat and public relations.
	Apr. 2015	Became President and Representative Director of Nihon Kanzai Kankyo Service Co., Ltd.
	June 2015	Retired from the position of Director of the Company.
	Apr. 2022	Became the person in charge of our group companies.
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been mainly involved in our building management and operation, and corporate division and has a wealth of practical experience. In addition, in recent years, he has been involved in overall management as a representative director of our group companies. Based on his advanced knowledge related to the businesses of us and our group, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Yasuhiro Harada (February 20, 1960)	June 1982	Joined the Company.	31,346 shares (31,346 shares)
	June 2011	Became Financial Director of the Company.
	Apr. 2015	Became Director in charge of performance management, Head of Performance Management Department, and Head of Finance and Accounting Department of the Company.
	Apr. 2017	Became Director in charge of corporate strategy planning, group companies’ management and non-consolidated/ consolidated performance management, and Head of Finance and Accounting Department of the Company.
	June 2017	Became Managing Director in charge of corporate strategy planning, group companies’ management and non-consolidated/ consolidated performance management, and Head of Finance and Accounting Department of the Company.
	Apr. 2018	Became Managing Director in charge of corporate strategy planning, group companies’ management and non-consolidated/ consolidated performance management, and Deputy Head of General Administration Supervising Division of the Company.
	Apr. 2020	Became Managing Director in charge of finance and accounting, corporate strategy planning and internal control, and Deputy Head of General Administration Supervising Division of the Company.
	July 2020	Became Head of General Administration Supervising Division as Managing Director of the Company. (to present)
	Apr. 2021	Became President and Director of NIPPON KANZAI USA, Inc.
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our finance and accounting division and has a wealth of practical experience, and currently supervises our administrative division. Based on his advanced knowledge of our business, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Masahiro Wakamatsu (May 11, 1961)	Feb. 1985	Joined the Company.	6,964 shares (6,964 shares)
	June 2014	Became Director in charge of engineering and procurement in Property Service Supervising Division, and Head of Engineering Management Division of the Company.
	Apr. 2016	Became Director in charge of engineering, procurement and quality control in Property Service Supervising Division, and Head of Engineering Management Division of the Company.
	Apr. 2017	Became Deputy Head of Marketing Supervising Division, Director in charge of Eastern Japan in Marketing Supervising Division, and Head of Marketing Department (Eastern Japan) of the Company.
	Apr. 2018	Became Deputy Head of Marketing Supervising Division, and Managing Director in charge of Eastern and Central Japan in Marketing Supervising Division of the Company.
	Apr. 2019	Became Deputy Head of Marketing Supervising Division, and Managing Director in charge of Eastern and Central Japan in Marketing Supervising Division and in charge of PPP/PFI projects of the Company.
	June 2021	Became President and Representative Director of NS Corporation Co., Ltd. (to present)
	Apr. 2022	Became Head of Marketing Supervising Division as Managing Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our building management and operation division and has a wealth of experience and knowledge in the field. Currently, he supervises nationwide sales, including the development of new customers and the strengthening of relationships with important customers. Based on his advanced knowledge of our business, we have determined that he is qualified to serve as a director of the Holding Company for continuously enhancing the corporate value of our group.

(Note)	1.	Mr. Takeshi Fukuda, a candidate for director, concurrently serves as president and representative director of Three-s inc., and therefore, there is a business relationship between the Company and Three-s inc., such as sales transactions (management guidance fees and provision of services) and receipt of rents, and similar business relationship may continue to arise between the Holding Company and Three-s inc.

2.	Mr. Shintatro Fukuda, a candidate for director, concurrently serves as director of Nippon Service Master Y.K., and therefore, there is a business relationship between the Company and Nippon Service Master Y.K., such as payment of non-life insurance premiums and receipt of administrative fees, and similar business relationship may continue to arise between the Holding Company and Nippon Service Master Y.K.

3.	Mr. Kunio Takahashi, a candidate for director, concurrently serves as president and representative director of FCH Partners K.K., Oita Eki Minami Community Service K.K., Sawara Green Terrace K.K., and Fukuoka Culture Base K.K., and therefore, there is a business transaction relationship between the Company and those companies through provision of services, and similar business relationship may continue to arise between the Holding Company and those companies.

4.	Mr. Masahiro Wakamatsu, a candidate for director, concurrently serves as president and representative director of NS Corporation Co., Ltd., and therefore, there is a business transaction relationship (management guidance fees and provision of services) between the Company and NS Corporation Co., Ltd., and similar business relationship may continue to arise between the Holding Company and NS Corporation Co., Ltd.

5.	There is no special business relationship between the other candidates for director and the Company, and further, no special business relationship will arise between them and the Holding Company after the incorporation of the Holding Company.

6.	If the Holding Company is incorporated, the Holding Company intends to enter into a directors and officers (D&O) liability insurance contract with the insurance company under which each candidate becomes the insured. The insurance contract will cover damages, litigation costs, etc. that are to be borne by the insured, and the Holding Company will pay all insurance premiums for the insured.

7.	The number of shares owned by each candidate for director is that as of March 31, 2022. The number of shares of the Holding Company to be allocated is based on such ownership status, and considering the share transfer ratio. The actual number of shares of the Holding Company allocated may vary depending on the ownership status immediately prior to the date of incorporation of the Holding Company.

6.	Matters concerning the persons who will become directors, who are also the audit and supervisory committee members, of the Holding Company

The persons who will become directors, who are also the audit and supervisory committee members, of the Holding Company are described in the following table. For the purpose of this Section 6, the “Company” refers to NIPPON KANZAI Co., Ltd., and the number of shares held by each candidate in the parentheses ( ) of the column “Number of the Company’s shares held” as in the table below shows “the number of the Holding Company’s shares to be allocated.”

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Shingo Inui (November 25, 1967)	Apr. 1990	Joined Mitsui O.S.K. Lines, Ltd.	0 share (0 share)
	Feb. 1995	Joined Lorentzen & Stemoco AS (Oslo)
	July 1996	Joined Inui Global Logistics Co., Ltd.
	June 2000	Became Director and Sales Manager of Inui Global Logistics Co., Ltd.
	June 2001	Became President and Representative Director of Inui Global Logistics Co., Ltd.
	June 2014	Became Chairman of the Board of Inui Global Logistics Co., Ltd.
	Oct. 2014	Became Corporate Advisor of Inui Global Logistics Co., Ltd.
	Oct. 2016	Became Consultant of Inui Global Logistics Co., Ltd. (to present)
	June 2017	Became (Outside) Director and Audit & Supervisory Committee Member of the Company (to present)
	Jan. 2020	Became Representative Director of Kenko Kaiun K.K. (to present)
	Jan. 2022	Became Consultant of Paltek Corporation (to present)
Reasons why he has been selected as a candidate for director being an audit and supervisory committee member of the Holding Company: He has experience of 5 years as (Outside) Director and Audit & Supervisory Committee Member of the Company with his abundant experience and broad knowledge of corporate management. With our expectation that, if he is elected to assume this role, he will surely continue to commit himself to supervising and giving advice on the management of our group mainly from a managerial perspective, we have determined that he is qualified to serve as an (outside) director being an audit & supervisory committee member of the Holding Company for continuously enhancing the corporate value of our group.
Yoshiro Yamashita (April 12, 1965)	Apr. 1988	Joined Toyo Trust and Banking Company, Ltd. (current Mitsubishi UFJ Trust and Banking Corporation)	0 share (0 share)
	Aug. 2000	Became Director of Kashiwa Co., Ltd.
	Aug. 2002	Became President and Representative Director of Kashiwa Co., Ltd. (to present)
	June 2007	Became Auditor of the Company
	Mar. 2013	Became Chairman of the Board of SEAMATE Inc. (to present)
	June 2015	Became (Outside) Director and Audit & Supervisory Committee Member of the Company (to present)
	June 2018	Became Outside Auditor of Onomichi Dockyard Co., Ltd. (to present)

Reasons why he has been selected as a candidate for director being an audit and supervisory committee member of the Holding Company: He has experience of 7 years as (Outside) Director and Audit & Supervisory Committee Member of the Company with his abundant experience and broad knowledge of corporate management. With our expectation that, if he is elected to assume this role, he will surely continue to commit himself to supervising and giving advice on the management of our group mainly from a managerial perspective, we have determined that he is qualified to serve as an (outside) director being an audit & supervisory committee member of the Holding Company for continuously enhancing the corporate value of our group.

Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
Kota Kosuga (December 19, 1966)	June 1994	Joined K.K. KOSUGA	0 share (0 share)
	June 2004	Became Director of K.K. KOSUGA
	June 2006	Became Senior Managing Director of K.K. KOSUGA
	Nov. 2008	Resigned his position as Director of K.K. KOSUGA
	Apr. 2009	Founded K.K. KOSUGA-no-Kagu and assumed the position of Representative Director (to present)
	June 2011	Became Auditor of the Company
	June 2015	Became (Outside) Director and Audit & Supervisory Committee Member of the Company (to present)
Reasons why he has been selected as a candidate for director being an audit and supervisory committee member of the Holding Company: He has experience of 7 years as (Outside) Director and Audit & Supervisory Committee Member of the Company with his abundant experience and broad knowledge of corporate management. With our expectation that, if he is elected to assume this role, he will surely continue to commit himself to supervising and giving advice on the management of our group mainly from a managerial perspective, we have determined that he is qualified to serve as an (outside) director being an audit & supervisory committee member of the Holding Company for continuously enhancing the corporate value of our group.
Takako Okada (September 11, 1965)	Oct. 1992	Joined Deloitte Touche Tohmatsu (current Deloitte Touche Tohmatsu LLC)	0 share (0 share)
	Sep. 2004	Transferred to Tohmatsu Tax Co. (current Deloitte Tohmatsu Tax Co.)
	Oct. 2012	Became Partner of Tohmatsu Tax Co. (current Deloitte Tohmatsu Tax Co.)
	Jan. 2019	Established Takako Okada Certified Public Accountant / Tax Accountant Office and assumed the position of Representative (to present)
	June 2019	Became Auditor of Ichikawa Co., Ltd. (to present)
	Mar. 2020	Became Auditor of Kenedix, Inc. and Kenedix Real Estate Fund Management, Inc.
	June 2021	Became (Outside) Director and Audit & Supervisory Committee Member of the Company (to present)
Reasons why she has been selected as a candidate for director being an audit and supervisory committee member of the Holding Company: She has experience of 1 year as (Outside) Director and Audit & Supervisory Committee Member of the Company with her professional knowledge and abundant experience of certified public accountant / tax accountant. With our expectation that, if she is elected to assume this role, she will surely continue to commit herself to supervising and giving advice on the management of our group, utilizing her broad professional knowledge, we have determined that she is qualified to serve as an (outside) director being an audit & supervisory committee member of the Holding Company for continuously enhancing the corporate value of our group.

(Note)	1.	There is no special business relationship between the candidates for director being an audit and supervisory committee member and the Company, and further, no special business relationship will arise between them and the Holding Company after the incorporation of the Holding Company.

2.	Shingo Inui, Yoshiro Yamashita, Kota Kosuga, and Takako Okada, who are candidates for director being an audit and supervisory committee member, are candidates for outside director.

3.	Shingo Inui, Yoshiro Yamashita, Kota Kosuga, and Takako Okada, who are candidates for outside director, are candidates for independent officer pursuant to the provisions of the Tokyo Stock Exchange.

4.	If the Holding Company is incorporated, the Holding Company intends to enter into a directors and officers (D&O) liability insurance contract with the insurance company under which each candidate becomes the insured. The insurance contract will cover damages, litigation costs, etc. that are to be borne by the insured, and the Holding Company will pay all insurance premiums for the insured.

5.	The Company has entered into an agreement for limitation of liability under Article 427(1) of the Companies Act with each of Shingo Inui, Yoshiro Yamashita, Kota Kosuga, and Takako Okada, and such agreement for limitation of liability will newly entered into between the Holding Company and each of them after the incorporation of the Holding Company. The liability limit of any of the directors who are audit and supervisory committee members under such agreement is the sum of the amounts stipulated in Article 425(1) of the Companies Act.

6.	The number of shares owned by each candidate for director being an audit and supervisory committee member is that as of March 31, 2022. The number of shares of the Holding Company to be allocated is based on such ownership status, and considering the share transfer ratio. The actual number of shares of the Holding Company allocated may vary depending on the ownership status immediately prior to the date of incorporation of the Holding Company.

7.	Matters concerning the person who will become the accounting auditor of the Holding Company

The person who will become the accounting auditor of the Holding Company is described in the following.

(As of June 30, 2021)

Name	PricewaterhouseCoopers Aarata LLC
Location of principal place of business	Otemachi Park Building, 1-1-1 Otemachi, Chiyoda-ku, Tokyo
Firm history	June 2006 Establishment of “Aarata Kansa Hojin” (as a member firm in Japan of PricewaterhouseCoopers (PwC) global network)
July 2006 Commencement of operations
July 2015 Changed its corporate name to “PwC Aarata Kansa Hojin”
July 2016 Converted to a limited liability audit corporation. Changed its corporate name to “PwC Aarata Yugen Sekinin Kansa Hojin” (English name : PricewaterhouseCoopers Aarata LLC)
Members/ Personnel makeup (Number of employees)	Partners (Certified Public Accountants/ Specified Partners)	: 168
	Certified Public Accountants	: 892
	Personnel who have passed the CPA examination	: 578
	Audit Assistants	: 1,237
	Other clerical staff	: 133
	Total number of personnel	: 3,008
Number of client companies	Audit and attestation services: 1,158 companies	Non-audit and attestation services: 1,205 companies
Capital	JPY 1,000,000,000
PwC Offices	Tokyo, Nagoya, Osaka and Fukuoka

(Note) The reason for the Company’s Audit and Supervisory Committee decision on PwC Arata LLC as the candidate for the accounting auditor is that the firm has the level of expertise, independence, and properness required for the Holding Company’s accounting auditor and that we have determined that the firm possesses the system to secure conducting of the Holding Company’s accounting auditing properly and appropriately.

Item 3 Partial Amendment to the Articles of Incorporation

1. Reasons for the Proposal

To facilitate the smooth implementation of administrative procedures relating to the convocation of the ordinary general meeting of shareholders, the Company has stipulated the provisions concerning the record date of voting at the ordinary general meeting of shareholders as in Article 12 of the Articles of Incorporation in accordance with Article 124. 3 of the Companies Act. However, if the proposal of the Item 2 above, “Approval of Share Transfer Plan”, is approved and the share transfer scheduled for April 3, 2023 (tentative date) is implemented (the “Share Transfer”), the Company’s shareholders will consist of a singly holding company, eliminating the need for the provisions concerning a record date of voting at an ordinary general shareholders meeting. Accordingly, the record date system for voting rights at an ordinary general meeting of shareholders will be abolished, and the Article 12 (Record Date) will be deleted. At the same time, Article 13 and each of the following articles will be moved up one position in order of articles.

This amendment to the Articles of Incorporation will become effective on March 31, 2023; provided that: i) the “Approval of Share Transfer Plan” under Item 2 above shall be approved and passed as originally proposed; that ii) the Share Transfer Plan remains in effect until the day prior to the day before March 31, 2023, and that iii) the Share Transfer has not been canceled.

2. Details of the amendments

(The underlined text indicates amendments.)

Existing Articles	Proposed Amendments
Articles 1 through 11 (text omitted)	Articles 1 through 11 (Same as existing text)

(Record Date)

Article 12

1.    The Company shall designate the shareholders holding voting rights who are stated or recorded in the Company’s shareholder registry at the close of business on March 31 of each year as the shareholders who are entitled to exercise their rights at the annual shareholders meeting pertaining to that business year.

2.     Notwithstanding the preceding paragraph, the Company may, whenever deemed necessary, designate the shareholders or registered pledgees of shares who are stated or recorded in the Company’s shareholder registry at the close of business on a certain date as the shareholders or registered pledgees of shares who are entitled to exercise their rights, by giving public notice thereof in advance, based on a resolution of the board of directors.

(Deleted)
Articles 13 through 46 (text omitted)	Articles 12 through 45 (Same as existing text)

Supplementary Provisions (text omitted)	Supplementary Provisions (Same as existing text)

(Reference)

The Company plans to pay dividends from surplus (year-end dividends) for the fiscal year ending March 31, 2023 (April 1, 2022 to March 31,2022), to shareholders or registered share pledgees listed or recorded in the final shareholders’ registry as of March 31, 2023, in accordance with Article 43(Year-end Dividends) of the amended Articles of Incorporation

Item 4 Election of eight Directors (excluding those who are Audit & Supervisory Committee Members)

At the conclusion of this general meeting, the terms of office of all the current Directors of the Company (not being Audit and Supervisory Committee Members) shall expire. Accordingly, it is requested that eight Directors (not being Audit and Supervisory Committee Members) be elected for the next term.

At our Audit and Supervisory Committee Meeting, we have determined that all the following candidates are qualified to serve as the next Directors of the Company (not being Audit and Supervisory Committee Members).

See the following table for the information of the candidates:

Candidate No.	Name (Date of Birth)	Short biography, position, assignment and important concurrent position		Number of the Company’s shares held
1	Takeshi Fukuda (September 6, 1940)	Oct. 1965	Founded the Company and assume the position of President and Representative Director.	949,008 shares
		Aug. 1972	Founded Nippon Kanzai Service Co., Ltd. and assumed the position of President and Representative Director.
		Dec. 1978	Founded Three-s inc. and assumed the position of President and Representative Director. (to present)
		Apr. 2002	Became Chairman and Representative Director of NKS Co., Ltd.
		Apr. 2008	Became Chairman and Representative Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: Until now, he has been involved in the overall management of our group. Currently, as the Chairman and Representative Director, he is responsible for leading our group with strong leadership, as well as overseeing the execution of business. Taking into account the fact that he is well-versed in the industry situation and our business and possesses advanced knowledge and judgment based on his abundant experience, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.
2	Shintaro Fukuda (June 29, 1965)	Mar. 1998	Joined the Company as Chief Information Officer.	2,066,802 shares
		June 1998	Became Director and Chief Information Officer of the Company.
		June 1999	Became the Company’s Managing Director in charge of planning.
		Aug. 2002	Became President and Representative Director of Japan Property Solutions, Ltd.
		Oct. 2002	Became the Company’s Senior Managing Director in charge of Corporate Strategy Planning Department and Information System Department.
		June 2005	Became Chairman of the Board of Japan Property Solutions, Ltd.
		Oct. 2006	Became Director of Nippon Service Master Y.K. (to present)
		Apr. 2008	Became President and Representative Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: Until now, he has been expanding our business scope and promoting management reforms, and is currently leading our group with strong leadership as the President and Representative Director. Taking into account the fact that he is well-versed in the industry situation and our business and possesses advanced knowledge and foresight based on his abundant experience, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.

3	Mamoru Yasuda (June 18, 1955)	Apr. 1981	Joined the Company.	40,326 shares
		June 2004	Became Head of Corporate Strategy Planning Department as Director of the Company.
		Feb. 2007	Became Deputy Head of Marketing Supervising Division (Eastern Japan) as Managing Director of the Company.
		June 2011	Became the Company’s Senior Managing Director in charge of corporate strategy planning and corporate management efficiency improvement for group companies.
		Apr. 2012	Became Head of General Administration Supervising Division as Senior Managing Director of the Company.
		June 2019	Became President and Representative Director of NKJ Holding Co., Ltd.
		July 2020	Became the Company’s Senior Managing Director in charge of business management.
		Dec. 2020	Became the Company’s Senior Managing Director in charge of business management, and human resources and executive secretariat.
		Aug. 2021	Became the Company’s Senior Managing Director in charge of business management, human resources and executive secretariat, corporate strategy planning, and overseas business. (to present)
		Oct. 2021	Became President and Director of NIPPON KANZAI USA, INC. (to present)
May 2022

Became President and Representative Director of Nippon Kanzai Housing Management Co., Ltd. (to present)

Became President and Representative Director of Japan Housing Management Co. (to present)

Became President and Representative Director of NJK Staff Service Co., Ltd. (to present)

Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our business in various divisions, including the sales, building management and administrative divisions, and has a wealth of knowledge and practical experience. Currently, as the person in charge of the management and human resources and in charge of the corporate strategy planning and overseas business, he is responsible for managing and overseeing our group beyond its framework in order to realize the medium-to long-term management strategy from a broad perspective. Based on his advanced knowledge of our business, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.
4	Yoshikazu Tokuyama (December 3, 1956)	Apr. 1979	Joined the Company.	7,900 shares
		June 2010	Became President and Representative Director of Japan Environmental Solutions, Ltd. (to present)
		June 2011	Became the Company’s Senior Managing Director in charge of sales.
		Oct. 2011	Became President and Representative Director of FCH Partners K.K.
		Dec. 2013	Became the Company’s Senior Managing Director in charge of corporate strategy.
		Apr. 2017	Became Head of Engineering Supervising Division as Senior Managing Director of the Company. (to present)
		May 2022	Became President and Representative Director of Nihon Kanzai Kankyo Service Co., Ltd. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our sales, planning and engineering divisions, and has a wide range of practical experience. Currently, he supervises our engineering, procurement, and quality control divisions. Based on his advanced knowledge of our business, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.

5	Kunio Takahashi (October 11, 1954)	June 2010	Became the Company’s Managing Director residing in Tokyo.	2,800 shares
		June 2012	Became Head of Engineering Supervising Division as Senior Managing Director of the Company.
		Dec. 2013	Became Head of Property Service Supervising Division as Senior Managing Director of the Company.
		June 2014	Became Vice President and Representative Director of Joetsu Civic Service K.K.
		Apr. 2017	Became Head of Marketing Supervising Division as Senior Managing Director of the Company.
		June 2017	Became President and Representative Director of FCH Partners K.K. (to present) Became President and Representative Director of Oita Eki Minami Community Service K.K. (to present)
		Dec. 2018	Became President and Representative Director of Sawara Green Terrace K.K. (to present)
		Apr. 2020	Became President and Representative Director of Fukuoka Culture Base K.K. (to present)
		Apr. 2022	Became Head of Property Service Supervising Division as Senior Managing Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our management based on his abundant practical experience in the financial industry, and currently supervises our building management and operations division. Based on his advanced knowledge of our business, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.
6	Newly appointed Naoki Furuya (January 27, 1956)	Mar. 1981	Joined the Company.	21,100 shares
		June 2009	Became Head of Property Service Supervising Division (Eastern Japan) as Director of the Company.
		Apr. 2010	Became the Company’s Director in charge of property services.
		June 2011	Became Vice President and Representative Director of Joetsu Civic Service K.K.
		Apr. 2012	Became Head of Property Service Supervising Division as Director of the Company.
		Dec. 2013	Became the Company’s Director in charge of human resources, executive secretariat and public relations.
		Apr. 2015	Became President and Representative Director of Nihon Kanzai Kankyo Service Co., Ltd.
		June 2015	Retired from the position of Director of the Company.
		Apr. 2022	Became the person in charge of our group companies.
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been mainly involved in our building management and operation, and corporate division and has a wealth of practical experience. In addition, in recent years, he has been involved in overall management as a representative director of our group companies. Based on his advanced knowledge related to the businesses of us and our group, we have determined that he is qualified to serve as a new Director of the Company for the next term for continuously enhancing the corporate value of our group.

7	Yasuhiro Harada (February 20, 1960)	June 1982	Joined the Company.	31,346 shares
		June 2011	Became Financial Director of the Company.
		Apr. 2015	Became Director in charge of performance management, Head of Performance Management Department, and Head of Finance and Accounting Department of the Company.
		Apr. 2017	Became Director in charge of corporate strategy planning, group companies’ management and non-consolidated/ consolidated performance management, and Head of Finance and Accounting Department of the Company.
		June 2017	Became Managing Director in charge of corporate strategy planning, group companies’ management and non-consolidated/ consolidated performance management, and Head of Finance and Accounting Department of the Company.
		Apr. 2018	Became Managing Director in charge of corporate strategy planning, group companies’ management and non-consolidated/ consolidated performance management, and Deputy Head of General Administration Supervising Division of the Company.
		Apr. 2020	Became Managing Director in charge of finance and accounting, corporate strategy planning and internal control, and Deputy Head of General Administration Supervising Division of the Company.
		July 2020	Became Head of General Administration Supervising Division as Managing Director of the Company. (to present)
		Apr. 2021	Became President and Director of NIPPON KANZAI USA, Inc.

Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our finance and accounting division and has a wealth of practical experience, and currently supervises our administrative division. Based on his advanced knowledge of our business, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.
8	Masahiro Wakamatsu (May 11, 1961)	Feb. 1985	Joined the Company.	6,964 shares
		June 2014	Became Director in charge of engineering and procurement in Property Service Supervising Division, and Head of Engineering Management Division of the Company.
		Apr. 2016	Became Director in charge of engineering, procurement and quality control in Property Service Supervising Division, and Head of Engineering Management Division of the Company.
		Apr. 2017	Became Deputy Head of Marketing Supervising Division, Director in charge of Eastern Japan in Marketing Supervising Division, and Head of Marketing Department (Eastern Japan) of the Company.
		Apr. 2018	Became Deputy Head of Marketing Supervising Division, and Managing Director in charge of Eastern and Central Japan in Marketing Supervising Division of the Company.
		Apr. 2019	Became Deputy Head of Marketing Supervising Division, and Managing Director in charge of Eastern and Central Japan in Marketing Supervising Division and in charge of PPP/PFI projects of the Company.
		June 2021	Became President and Representative Director of NS Corporation Co., Ltd. (to present)
		Apr. 2022	Became Head of Marketing Supervising Division as Managing Director of the Company. (to present)
Reasons why he has been selected as a candidate for director (not being an audit and supervisory committee member) of the Holding Company: He has been involved in our building management and operation division and has a wealth of experience and knowledge in the field. Currently, he supervises nationwide sales, including the development of new customers and the strengthening of relationships with important customers. Based on his advanced knowledge of our business, we have determined that he is qualified to continue serving as Director of the Company for the next term for continuously enhancing the corporate value of our group.

(Note)	1.	Mr. Takeshi Fukuda, a candidate for director, concurrently serves as president and representative director of Three-s inc., and therefore, there is a business relationship between the Company and Three-s inc., such as sales transactions (management guidance fees and provision of services) and receipt of rents.

2.	Mr. Shintatro Fukuda, a candidate for director, concurrently serves as director of Nippon Service Master Y.K., and therefore, there is a business relationship between the Company and Nippon Service Master Y.K., such as payment of non-life insurance premiums and receipt of administrative fees.

3.	Mr. Kunio Takahashi, a candidate for director, concurrently serves as president and representative director of FCH Partners K.K., Oita Eki Minami Community Service K.K., Sawara Green Terrace K.K., and Fukuoka Culture Base K.K., and therefore, there is a business transaction relationship between the Company and those companies through provision of services.

4.	Mr. Masahiro Wakamatsu, a candidate for director, concurrently serves as president and representative director of NS Corporation Co., Ltd., and therefore, there is a business transaction relationship (management guidance fees and provision of services) between the Company and NS Corporation Co., Ltd.

5.	There is no special business relationship between the other candidates for next Directors and the Company.

6.	The Company has entered into a directors and officers (D&O) liability insurance contract with the insurance company under the conditions outlined below, which will be renewed in July 2022. All the above candidates, except Mr. Naoki Furuya, have already become the insureds under such insurance contract and they will continue to be the same. Mr. Furuya will also become the insured after he has been elected as a new Director.

(1)	Burden of insurance premium to be borne by the above insureds

All the amount of insurance premium, including any amount required by the rider, is solely borne by the Company, therefore the above insureds will not be required to bear any amount.

(2)	Outline of the insured accidents to be compensated by the insurance

The insurance, including the rider, insures that all directors/officers who are the insureds are liable for the performance of his/her duties, and compensates for any loss or damage that may arise from any claim relating to such liability. However, there are certain exclusions, such as in the case where any director/officer (the insured) commits any act knowing that such act violates any law or regulation.

End

<Jotting Space>

General meeting venue map

Venue: 9-16 Rokutanji-cho, Nishinomiya City, Hyogo, Japan

Registered Office, large conference room

TEL: (0798) 35-2200

How to get to NIPPON KANZAI:

Path 1: JR Nishinomiya Station (South Gate) è National Road 2 (Route 2) è NIPPON KANZAI (about 10 min walk)

Path 2: Hanshin Nishinomiya Station (City Hall Gate) è City Hall Route è National Road 2 (Route 2) è NIPPON KANZAI (about 5 min walk)

Path 3: Hanshin Nishinomiya Station (Ebisu Gate) è Fudaba-suji (National Road 171 (Route 171)) è National Road 2 (Route 2) è NIPPON KANZAI (about 8 min walk)

*	Since we do not have any parking area, it is recommended not to come by car.

We have discontinued handing out gifts to shareholders who attend the meeting since the 55th Ordinary General Meeting of Shareholders held in 2020.